Exhibit 4.44

(Certain identified information has

been excluded from this exhibit

because it is both not material and

is the type that the registrant treats

as private or confidential)

Executive Version

US$1,000,000,000
Facilities Agreement

NetEase, Inc.

網易股份有限公司

as Borrower

and

The persons listed in Schedule 1

as MLABs

and

The persons listed in Schedule 1

as Mandated Lead Arrangers

and

The persons listed in Schedule 1

as Lead Arrangers

and

The persons listed in Schedule 1

as Original Lenders

and

Standard Chartered Bank (Hong Kong) Limited

as Agent

2 June 2021

Conditions Precedent	108
SCHEDULE 3	110
Utilisation Request	110
SCHEDULE 4	113
Form of Transfer Certificate	113
SCHEDULE 5	115
Form of Assignment Agreement	115
SCHEDULE 6	118
Form of Compliance Certificate	118
SCHEDULE 7	119
Timetables	119
SCHEDULE 8	120
Form of Increase Confirmation	120

THIS AGREEMENT is made on 2 June 2021

BETWEEN:

(1)

NETEASE, INC. 網易股份有限公司, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 90896 whose registered office is at c/o Maples Corporate Services Limited, P.O.  Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands and registered under the laws of Hong Kong as a registered non-Hong Kong company (CR No. F27838) whose registered office is at 8/F, Chuang’s Tower, 30-32 Connaught Road Central, Central, Hong Kong and listed on HKSE and NASDAQ (HKSE: 9999; NASDAQ: NTES) (“Borrower”);

(2)	THE FINANCIAL INSTITUTIONS listed in Part 1 (The MLABs) of schedule 1 as mandated lead arrangers and bookrunner (whether acting individually or together, the “MLAB”);
(3)	THE FINANCIAL INSTITUTIONS listed in Part 2 (The Mandated Lead Arrangers) of schedule 1 as mandated lead arrangers (whether acting individually or together, the “Mandated Lead Arranger”);
(4)

THE FINANCIAL INSTITUTIONS listed in Part 3 (The Lead Arrangers) of schedule 1 as lead arrangers (whether acting individually or together, the “Lead Arranger”, and together with the MLAB and Mandated Lead Arranger, the “Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 4 (The Original Lenders) of schedule 1 as lenders (“Original Lenders”); and
(6)

STANDARD CHARTERED BANK (HONG KONG) LIMITED, a public company incorporated under the laws of Hong Kong with limited liability and having its registered office at 32/F, 4-4A Des Voeux Road, Central Hong Kong as agent of the Finance Parties (other than itself) (“Agent”).

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION
1.1	Definitions

The following definitions apply in this document.

“Administrative Party” means each of the Agent and the Arrangers;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Anti-Bribery and Corruption Laws” means:

(a)	the FCPA;
(b)	the United Kingdom Bribery Act of 2010;
(c)

all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any of the United States of America, the United Kingdom, the European Union (or any member state thereof), Hong Kong, the PRC, Singapore, Canada, the Commonwealth of Australia, Republic of Korea or any Governmental Agency of any of the foregoing; and

(d)	all laws, rules and regulations (concerning or relating to bribery or corruption) issued, administered or enforced by any other country or jurisdiction applicable to any member of the Group from time to time or any other Governmental Agency having jurisdiction over any member of the Group from time to time;

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements and all applicable anti-money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any of the United States, the United Kingdom, the European Union, the Cayman Islands, Hong Kong, the PRC, Singapore, Canada, Republic of Korea and the Commonwealth of Australia, and any other governmental agency having jurisdiction over the Borrower or any of its other Subsidiaries from time to time;

“Anti-Terrorism Laws” means any Executive Order, the U.S.A. Patriot Act, the Money Laundering Control Act of 1986, Public Law 99-570, the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App.  §§ 1 et seq., the US United Nations Participation Act, the US Syria Accountability and Lebanese Sovereignty Act, the US Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, Section 1245 of the National Defense Authorisation Act of 2012, any other regulation issued under authority of any Executive Order or administered by OFAC, the Prevention of Terrorism Act 2005 of the United Kingdom, any sanction implemented or effective in the United Kingdom under the United Nations Act 1946 or the Emergency Laws (Re-enactments and Repeals) Act 1964 or the Anti-Terrorism, Crime and Security Act 2001 of the United Kingdom or under the Treaty establishing the European Community, and any similar law, regulations and/or sanctions enacted, issued and/or administered by any of the United Nations, the United States, the United Kingdom, the European Union, the Cayman Islands, Hong Kong, the PRC, Singapore, Canada, Republic of Korea and the Commonwealth of Australia;

“APLMA” means the Asia Pacific Loan Market Association Limited;

“Assignment Agreement” means an agreement substantially in the form set out in schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee, the Agent and the Borrower (acting reasonably);

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or
(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action;

“Availability Period” means:

(a)	in relation to Facility A, the period from and including the date of this agreement to and including the date falling four (4) months from the date of this agreement; and
(b)	in relation to Facility B, the period from and including the date of this agreement to and including the date falling 59 months from the date of this agreement;

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the aggregate amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the aggregate amount of its participation in any Loans under that Facility that are due to be made on or before the proposed Utilisation Date.

For the avoidance of doubt, any amount of Facility B Loans that is prepaid and become available for reborrowing constitute Available Commitment for Facility B;

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility;

“Borrowings” has the meaning given to it in clause 19.1 (Financial definitions);

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding any portion thereof attributable to the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business:

(a)	in relation to any date relating to the payment or purchase of currency, in New York and Hong Kong; and
(b)	in relation to any date relating to any matter other than as specified in paragraph (a) above, in Hong Kong and the PRC;

“Code” means the US Internal Revenue Code of 1986 as amended;

“Commitment” means a Facility A Commitment or Facility B Commitment;

“Compliance Certificate” means a certificate delivered pursuant to clause 18.2 (Compliance Certificate) and signed by an authorised signatory of the Borrower substantially in the form set out in schedule 6 (Form of Compliance Certificate) or any other form agreed between the Agent and the Borrower;

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 33 (Confidential Information); or
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or paragraph (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Rate;

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent;

“Consolidated EBITDA” has the meaning given to it in clause 19.1 (Financial definitions);

“Consolidated Net Worth” has the meaning given to it in clause 19.1 (Financial definitions);

“Consolidated Total Debt” has the meaning given to it in clause 19.1 (Financial definitions);

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases or acquires by way of assignment or transfer any rights and/or obligations in respect of;
(b)	enters into any sub-participation in respect of; or
(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or any amount outstanding under any Finance Document;

“Default” means an Event of Default or an event or circumstance specified in clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice or any combination of any of the foregoing) be an Event of Default;

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders’ Participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or
(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and

in each case, payment is made within five (5) Business Days of its due date; or

(ii)	the Lender is disputing in good faith, whether it is contractually obliged to make the payment in question;

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted;

“Effective Date” means the date on which the Agent has received the document set out in paragraph 3(e) of schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably);

“Equity Interest” means, in relation to any person:

(a)

any shares of any class or capital stock of or equity interest (including partnership or membership interest) in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)

any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(c)	any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b);

“Event of Default” means any event or circumstance specified as such in clause 21 (Events of Default) (other than clause 21.14 (Acceleration));

“Executive Orders” means:

(a)

the US Executive Order No. 13224 on Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, which came into effect on 23 September 2001, as amended;

(b)

the US Executive Order No. 13590 of 21 November 2011 authorising the imposition of certain sanctions with respect to the provision of goods, services, technology or support for Iran’s energy and petrochemical sectors;

(c)	any other US Executive Order issued and in effect in connection with restrictions on the export of goods or economic or trade sanctions,

(each an “Executive Order”);

“Existing Financial Indebtedness” means the existing financial indebtedness incurred by the Borrower under the Existing Facility Agreement;

“Existing Facility Agreement” means the US$500,000,000 syndicated facility agreement dated 9 August 2018 between, among others, Citicorp International Limited as agent and the Borrower as borrower (as amended, supplemented and restated from time to time);

“Facility” means Facility A or Facility B;

“Facility A” means the term loan facility made available under this agreement as described in clause 2 (The Facilities);

“Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Part 4 (The Original Lenders) of schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this agreement or assumed by it in accordance with clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this agreement or assumed by it in accordance with clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this agreement;

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan;

“Facility B” means the loan facility made available under this agreement as described in clause 2 (The Facilities);

“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Part 4 (The Original Lenders) of schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this agreement or assumed by it in accordance with clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this agreement or assumed by it in accordance with clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this agreement;

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan;

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five

Business Days’ written notice) as the office or offices through which it will perform its obligations under this agreement;

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA;

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA;

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction;

“FCPA” means the United States Foreign Corrupt Practices Act 1977, as amended, and the rules and regulations thereunder;

“Fee Letter” means any letter or letters referring to this agreement or the Facilities between one or more Administrative Parties and the Borrower setting out any of the fees referred to in clause 11 (Fees);

“Final Repayment Date” means the date falling 60 months from the date of this agreement, provided such date is not a Business Day, the Final Repayment Date shall be the immediately preceding Business Day;

“Finance Document” means this agreement, the Fee Letters, any Utilisation Request, any Compliance Certificate and any other document designated as such by the Agent and the Borrower;

“Finance Party” means the Agent, an Arranger or a Lender;

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	any moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any bond, note, debenture, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any finance lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and
(i)	the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in paragraphs (a) to (h) above;

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date;

“Financial Year” means the period from 1 January of any given year to 31 December of that same year;

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to clause 10.4(a)(ii) (Cost of funds);

“GAAP” means generally accepted accounting principles in the United States of America or Hong Kong Special Administrative Region;

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute);

“Group” means the Borrower and its Subsidiaries from time to time;

“HKSE” means The Stock Exchange of Hong Kong Limited;

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary;

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)	the Agent otherwise rescinds or repudiates a Finance Document;
(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b)(b) of the definition of “Defaulting Lender”; or
(d)	an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above:
(i)	its failure to pay is caused by:
(A)	administrative or technical error; or

(B)	a Disruption Event; and

such payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question;

“Increase Confirmation” means a confirmation substantially in the form set out in schedule 7schedule 8 schedule 8 (Form of Increase Confirmation) or in any other form agreed between the Agent and the Borrower;

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature;

“Insolvency Event” in relation to an entity, means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or
(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

“Interest Period” means:

(a)	in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods); and
(b)	in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest);

“Interpolated Screen Rate” means, in relation to any Loan, the rate (rounded upwards to four decimal places) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan;

“Latest Consolidated Balance Sheet” has the meaning given to it in clause 19.1 (Financial definitions);

“Legal Reservations” means:

(a)

the principle that certain (including equitable) remedies may be granted or refused at the discretion of a court, the principle of reasonableness and fairness where implied by law and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, administration, moratoria and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable statutes of limitation (or equivalent legislation), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set off or counterclaim;

(c)	similar principles, rights and defences in respect of the enforceability of a contract, agreement or undertaking under the laws of any relevant jurisdiction;
(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and
(f)

any other matters which are set out as qualifications or reservations as to matters of law of general application and which are set out in the legal opinions required to be delivered under this agreement (as if references therein to any document to which such legal opinions apply were references to any document to which any representation or warranty under any Finance Document (which is qualified by the Legal Reservations) relates);

“Lender” means:

(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 2.2 (Increase) or clause 22 (Changes to the Parties),

which in each case has not ceased to be a Party in accordance with the terms of this agreement;

“Leverage” has the meaning given to it in clause 19.1 (Financial definitions);

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to clause 10.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero;

“Loan” means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that loan;

“London Business Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for general business, including dealings in interbank deposits in London;

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total Commitments immediately prior to the reduction);

“Margin” means 0.85 per cent. per annum;

“Material Adverse Effect” means a material adverse effect on:

(a)	the business or financial condition of the Group (taken as a whole);
(b)	the ability of the Borrower to perform its payment obligations under any Finance Document; or
(c)	the validity, legality or enforceability of any Finance Document, or the rights or remedies of any Finance Party under, any Finance Document;

“Material Subsidiary” means, at any time, any Subsidiary of the Borrower which has total assets or revenue (excluding intra-group items) representing 10 per cent. or more of the total assets or revenue of the Group, calculated on a consolidated basis by reference to the most recent audited accounts of the Group;

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NASDAQ” means the Nasdaq Global Select Market;

“NDRC” means the National Development and Reform Commission of the PRC (including its successors) and its local counterparts;

“NDRC Circular 2044” means the Circular on Promoting the Reform of the Filing and Registration Regime for Issuance of Foreign Debt by Enterprises (《国家发展改革委关于推进企业发行外债备案登记制度管理改革的通知》发改外资[2015]2044号) issued by the NDRC on 14 September 2015 and its implementation rules and interpretations;

“New Lender” has the meaning given to that term in clause 22 (Changes to Parties);

“Non-Consenting Lender” has the meaning given to that term in clause 7.6(g);

“OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury (or any successor thereto);

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2020;

“Party” means a party to this agreement;

“PRC” means the People’s Republic of China (for the purposes of this agreement only, does not include Hong Kong Special Administrative Region, the Special Administrative Region of Macau and Taiwan);

“PRC Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the PRC;

“Quarter Dates” means each of 31 March, 30 June, 30 September and 31 December;

“Quotation Day” means:

(a)

in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period, (unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)); or

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably);

“Recognised Stock Exchange” shall mean any of the NASDAQ, HKSE or any other stock exchange agreed by the Borrower and the Agent (acting on the instructions of the Majority Lenders);

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(a)

(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator;

“Reference Banks” means the bank(s) as may be appointed by the Agent after consultation with the Borrower;

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Relevant Market” means the London interbank market;

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board;

“Relevant Periods” has the meaning given to it in clause 19.1 (Financial definitions);

“Repeating Representations” means each of the representations and warranties set out in clauses 17.1 (Status) to 17.6 (Governing law and enforcement) (inclusive), clause 17.9(b) (No default), clauses 17.11(a) and 17.11(b) (Financial statements), clause 17.13 (No proceedings pending or threatened), clause 17.14 (Authorised Signatures) and clause 17.15 (Sanctions, anti-terrorism, anti-money laundering and anti-corruption);

“Replacement Benchmark” means a benchmark rate which is:

(a)	formally designated, nominated or recommended as the replacement for the Screen Rate by:
(i)	the administrator of the Screen Rate; or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the Screen Rate; or
(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to the Screen Rate;

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

“Restricted Party” means a person:

(a)	that is listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;
(b)

that is located in or incorporated under the laws of, or owned or (directly or indirectly) controlled by, or acting on behalf of, a person located in or organised under the laws of any Sanctioned Jurisdiction; or

(c)

that is otherwise a target of Sanctions signifying a person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities;

“Sanctioned Jurisdiction” means, at any time, any country or territory that is the target of countrywide or territory-wide Sanctions at that time (being, as at the date of this agreement, Cuba, Iran, North Korea, Syria and the Crimea region);

“Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)	the European Union;
(b)	the United Kingdom;
(c)	the United Nations;
(d)	the US;
(e)	Hong Kong;
(f)	the PRC;
(g)	Singapore;
(h)	Canada;
(i)	the Commonwealth of Australia;
(j)	the French Republic;
(k)	Republic of Korea; and/or
(l)	the Sanctions Authorities.

“Sanctions Authorities” means the governmental institutions and agencies of any of the countries listed in the definition of “Sanctions” under this agreement, including OFAC, the United Nations Security Council, the United States Department of State, the United States Department of the Treasury, the United States Department of Commerce, the European Union, Her Majesty’s Treasury (HMT), the Hong Kong Monetary Authority and any other applicable sanctions authority;

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list maintained by OFAC and the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or any public announcement of Sanctions designation made by, any of the Sanctions Authorities;

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed (before any correction, recalculation or republication by the administrator) on page LIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters;

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(a)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or
(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or
(v)	in the case of a Screen Rate for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:
(A)

stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(B)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication;
(c)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than one (1) Month; or

(d)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect;

“Selection Notice” means a notice substantially in the form set out in Part II of schedule 3;

“Specified Time” means a day or time determined in accordance with schedule 7 (Timetables);

“Subsidiary” means, in relation to any company or corporation, association or other entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;
(b)	more than half the issued equity share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or entity;
(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity; or
(d)

the financial condition or results of operation of which are or are required under GAAP to be consolidated for the purposes of the consolidated financial statements of the first mentioned company, corporation or entity, and, for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate 80 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregate 80 per cent. or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero);

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

“Tax Deduction” has the meaning given to such term in clause 12.1 (Tax definitions);

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being US$1,000,000,000 at the date of this agreement;

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being US$500,000,000 at the date of this agreement;

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being US$500,000,000 at the date of this agreement;

“Transfer Certificate” means a certificate substantially in the form set out in schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower;

“Transfer Date” means in respect of an assignment or a transfer pursuant to an Assignment Agreement or Transfer Certificate, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate;

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under any or all of the Finance Documents;

“US and United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America;

“US Bankruptcy Code” means Title 11 of the United States Code, 11 USC. 101 et seq., entitled “Bankruptcy”;

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56;

“US Tax Obligor” means the Borrower if:

(a)	it is resident for tax purposes in the US; or
(b)	its payments under the Finance Documents are from sources within the US for US federal income tax purposes;

“Utilisation” means a utilisation of a Facility;

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is made or to be made;

“Utilisation Request” means a notice substantially in the form set out in Part I of schedule 3; and

“Voting Participation” means a participation or sub-participation in relation to, or any other transaction under which payment is to be made or may be made by reference to, one or more Finance Documents, a Facility and/or the Borrower which includes a transfer of any voting rights under, or in relation to, the Finance Documents (including, for the avoidance of doubt, arising as a result of being able to direct the way that another person exercises its voting rights).

1.2	Construction
(a)	Unless a contrary indication appears, any reference in this agreement to:
(i)

any “Administrative Party”, the “Agent”, any “Arranger”, any “Finance Party”, any “Lender”, or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)

“disposal” includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(iv)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(v)

“guarantee” includes any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);
(vii)	a “group of Lenders” includes all the Lenders;
(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(ix)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under the Finance Documents in respect thereof;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being of a type with which any person to whom it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and
(xiii)	a time of day is a reference to Hong Kong time.
(b)

The determination of the extent to which a rate is for a “period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this agreement.

(c)	Clause and Schedule headings are for ease of reference only.
(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this agreement.

(e)	A Default or an Event of Default is “continuing” if it has not been remedied or waived.
(f)

For the purposes of clause 17 (Representations), 20 (General Undertakings), 21 (Events of Default), (but not, for the avoidance of doubt, clause 21.1 (Non-payment) or clause 21.2 (Financial Covenants) or any breach thereof), a reference to an amount (or its equivalent in another currency or currencies) shall be determined by reference to the rate of exchange as at the date of the relevant member of the Group incurring, committing to or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or other relevant action.  No breach, Default or Event of Default shall arise merely as a result of a subsequent change in the base currency equivalent of any relevant amount due to fluctuations in exchange rates.

(g)

Where this agreement specifies an amount in a given currency (the “specified currency”) or its “equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

1.3	Currency symbols and definitions
(a)	“US$” and “US dollars” denote the lawful currency of the United States of America.
(b)	“RMB” denote lawful currency of the PRC.
1.4	Personal Liability

No personal liability shall attach to any director, officer, employee or other individual signing a certificate or other document on behalf of a member of the Group which proves to the incorrect in any way, unless that individual acted fraudulently in giving that certificate or other document in which case any liability will be determined in accordance with applicable law and each such certificate shall contain a statement to this effect.

1.5	Third party rights
(a)

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this agreement.

(b)

Notwithstanding any term of any Finance Document (including paragraph (a) above), the consent of any person who is not a Party is not required to rescind, vary or waive any provision of this agreement at any time.

1.6	Effective Date
(a)

Notwithstanding anything to the contrary in this agreement and subject to paragraph (b) below, the Parties agree that, with effect from (and including) the Effective Date, they shall have the rights and take on the obligations ascribed to them under this agreement.

(b)

In the event that the Effective Date does not occur by the date falling three (3) months and three (3) weeks from the date of this agreement (the “Termination Date”), this agreement shall automatically terminate in its entirety on the Termination Date except such termination shall not relieve any party from any liability hereunder for any misrepresentation or for the breach of any warranty, agreement or obligation hereunder.

2.	THE FACILITIES
2.1	The Facilities

Subject to the terms of this agreement, the Lenders make available to the Borrower:

(a)	a US dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments

(b)	a US dollar loan facility in an aggregate amount equal to the Total Facility B Commitments.
2.2	Increase
(a)

The Borrower may by giving prior notice to the Agent by no later than the date falling 20 Business Days after the effective date of a cancellation of the Commitments of a Lender (“Cancelled Lender”) in accordance with clause 7.1 (Illegality) or clause 7.6(a) (Right of prepayment and cancellation in relation to a single lender) request that the Commitments relating to any Facility shall be so increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount of up to the amount of the Commitment relating to that Facility so cancelled as follows:

(i)

the increased Commitments will be assumed by one or more Lenders or other banks, or financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Borrower (each of which complies with the requirements of clause 22.1 (Assignments and transfers by the Lenders) and each of which confirms its willingness to assume (the “Assumed Commitment” of such Increase Lender) and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender with such Assumed Commitment;

(ii)

each of the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(iii)

each Increase Lender which is not already a Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and
(v)

any increase in the Commitments relating to a Facility shall take effect on the date specified by the Borrower in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Commitments relating to a Facility pursuant to paragraph (a) will only be effective on:
(i)	the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and
(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase in Commitments relating to a Facility, the Agent being satisfied that it has completed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Borrower and the Increase Lender.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this agreement on or prior to the date on which the increase in Commitments becomes effective and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(d)

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this clause 2.2.

(e)

An Increase Lender shall, on the date upon which the assumption of any Assumed Commitment takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under clause 22.3 (Assignment or transfer fee) if such increase in Commitment were a transfer of such Assumed Commitment to such Increase Lender pursuant to clause 22.5 (Procedure for transfer) and if such Increase Lender were a New Lender.

(f)	The Borrower may pay to the Increase Lender a fee in the amount and at the times agreed between the Borrower and the Increase Lender in a Fee Letter.
(g)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is assumed or replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(h)

Clause 22.4 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this clause 2.2 (Increase) in relation to an Increase Lender as if references in that clause 22.4 (Limitation of Responsibility of Existing Lenders) to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase in Commitments or the assumption of any Assumed Commitment by such Increase Lender;
(ii)	the “New Lender” were references to that “Increase Lender”; and
(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.
2.3	Finance Parties’ rights and obligations
(a)

The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below.  The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)

A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.  Each Finance Party shall be entitled to separately enforce its rights under the Finance Documents against the Borrower to recover any amount that is due and payable to it under any Finance Document (or to recover its share of any amount that is due and payable under any Finance Document) without the consent of any other Party; and nothing shall prejudice the rights of a Finance Party from separately enforcing its rights in relation to any debt arising under any Finance Document owing to it (or its share of any debt arising under a Finance Document), which debt is due and payable.

3.	PURPOSE
3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facilities towards  financing the general working capital of the Borrower and its Subsidiaries, including but not limited to repayment of the Existing Financial Indebtedness under the Existing Facility Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this agreement.

4.	CONDITIONS OF UTILISATION
4.1	Initial conditions precedent
(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders acting reasonably).  The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Loan; and
(b)	the Repeating Representations to be made by the Borrower are true in all material respects.
4.3	Maximum number of Loans
(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:
(i)	10 or more Facility A Loans would be outstanding; or
(ii)	10 or more Facility B Loans would be outstanding.

(b)	The Borrower may not request that a Loan be divided if as a result of such division, 10 or more Loans under that Facility would be outstanding.
5.	UTILISATION
5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request via email to loansAgency.HK@sc.com (or any email address to be designated by the Agent) not later than the Specified Time.

5.2	Completion of a Utilisation Request
(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Facility to be utilised;
(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;
(iii)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and
(iv)	the proposed first Interest Period complies with clause 9 (Interest Periods).
(b)	Only one Loan may be requested in each Utilisation Request.
5.3	Currency and amount
(a)	The currency specified in a Utilisation Request must be in US dollars.
(b)	The amount of the proposed Loan must be an amount which is (i) a minimum of US$50,000,000 and an integral multiple of US$10,000,000, or (ii) if less, the Available Facility.
5.4	Lenders’ participation
(a)

If the conditions set out in this agreement have been met, and subject to clause 6.2 (Repayment of Facility B Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)

The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, in the case of a Facility B Loan and if different, the amount of that participation to be made available in accordance with clause 26.1 (Payments to the Agent), in each case by the Specified Time.

5.5	Cancellation of Available Facility
(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at 5.00 pm on the last day of the Availability Period for Facility A.
(b)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at 5.00 pm on the last day of the Availability Period for Facility B.

6.	REPAYMENT
6.1	Repayment of Facility A Loans
(a)	The Borrower shall repay in full all amounts outstanding under the Facility A on the Final Repayment Date.
(b)	The Borrower may not reborrow any part of Facility A which is prepaid.
6.2	Repayment of Facility B Loans
(a)	The Borrower shall repay in full all amounts outstanding under each Facility B Loan on the Final Repayment Date.
(b)	The Borrower may reborrow any part of Facility B which is prepaid in accordance with clause 7.5 (Voluntary prepayment of Facility B Loans).
7.	PREPAYMENT AND CANCELLATION
7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this agreement or to fund or maintain its participation in any Loan or any part thereof or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower upon receipt of such notification from that Lender;
(b)	upon the Agent notifying the Borrower, each Available Commitment of that Lender will be immediately cancelled to the extent necessary to comply with applicable law; and
(c)

to the extent that the Lender’s participation has not been transferred pursuant to clause 7.6(d) (Right of prepayment and cancellation in relation to a single Lender), the Borrower shall prepay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations prepaid.

7.2	Change of Control
(a)	If a Change of Control occurs:
(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event;
(ii)

(irrespective of whether the Borrower has complied with paragraph (i) above) if a Lender so requires and notifies the Agent within ten (10) days of the Borrower notifying the Agent of the event, the Agent shall, by no later than the date which is 90 days after the later of (i) the occurrence of a Change of Control or (ii) the Agent becoming aware of the Change of Control and by not less than 30 days’ notice to the Borrower:

(A)	cancel each Available Commitment of that Lender, whereupon they shall be cancelled in full; and/or

(B)

declare the participation of that Lender in all outstanding Loans, together with accrued interest and any Break Costs, and all other amounts accrued under the Finance Documents in relation to that Lender’s participation(s) immediately due and payable, whereupon each such Available Commitment will be cancelled, any Commitment of that Lender shall immediately cease to be available for further utilisation and all such outstanding Loans and amounts will become immediately due and payable.

(b)

For the purposes of paragraph (a) above, “Change of Control” means any person or group of persons acting in concert (other than any person or group of persons acting in concert who control the Borrower as at the date of this agreement) gains direct or indirect control of the Borrower.  For the purposes of this definition:

(i)

“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower; and

(ii)	“control” of a person means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that person;
(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or
(C)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply.
7.3	Voluntary cancellation

The Borrower may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000 or, if less, the balance of the Available Commitment of that Available Facility) of an Available Facility.  Any cancellation under this clause 7.3 shall reduce the Commitments of the Lenders rateably under that Facility.

7.4	Voluntary prepayment of Facility A Loans
(a)

The Borrower may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the amount of the Facility A Loan by a minimum amount of US$50,000,000 and in an integral multiple of US$10,000,000 or, if less, the balance of the outstanding Facility A Loans).

(b)	A Facility A Loan may only be prepaid after the last day of the Availability Period for Facility A (or, if earlier, the day on which the applicable Available Facility is zero).
7.5	Voluntary prepayment of Facility B Loans

The Borrower may, if it gives the Agent not less than three (3) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but if in part, being an amount that reduces the amount of such

Facility B Loan by a minimum amount of US$50,000,000 and in an integral multiple of US$10,000,000 or, if less, the balance of the outstanding Facility B Loans).

7.6	Right of prepayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of clause 12.2 (Tax gross-up);
(ii)	any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13.1 (Increased costs); or
(iii)	any Lender becomes a Defaulting Lender,

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall immediately be reduced to zero.
(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations prepaid.

(d)	If:
(i)	any of the circumstances set out in paragraph (a) above apply to a Lender;
(ii)	the Borrower becomes obliged to pay any amount in accordance with clause 7.1 (Illegality) to any Lender; or
(iii)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (g) below),

the Borrower may, on not less than five (5) Business Days’ prior written notice to the Agent and that Lender, replace that Lender (or, as the context may require, a portion of its Commitment) by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to clause 22 (Changes to the Parties):

(A)	in the case of paragraph (d)(iii) above:
(aa)

where that Lender has split its Commitments in accordance with clause 32.6 (Split voting), all (and not part only) of its rights and obligations under this agreement which relate to the portion of its Commitment that is attributable to that Lender being a Non-Consenting Lender; and

(bb)

where that Lender has not split its Commitment in accordance with clause 32.6 (Split voting) and is a Non-Consenting Lender, all (and not part only) of its rights and obligations under this agreement; or

(B)	in the case of paragraphs (d)(i) and (d)(ii) above, all (and not part only) of its rights and obligations under this agreement,

to another Lender which confirms its willingness to assume and does assume all the relevant obligations of the transferring Lender in accordance with clause 22 (Change to the Parties) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of (if applicable, the relevant portion of) such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of all or part of a Lender’s Commitment pursuant to paragraph (d) above shall be subject to the following conditions:
(i)	the Borrower shall have no right to replace the Agent;
(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;
(iii)

in the event of a replacement of all or part of a Non-Consenting Lender’s Commitment such replacement must take place no later than ten (10) Business Days after the date on which that Lender is deemed a Non-Consenting Lender in respect of all or part of its Commitment;

(iv)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents;
(v)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender;

(vi)	the Lender replaced under paragraph (d) above shall:
(A)

not be required to make any transfer under that paragraph to the extent that such transfer is, or would be reasonably likely to result, in breach of or non-compliance with any applicable law or regulation, or any rules or regulations of any applicable securities exchange applicable to such Lender; and

(B)	only be obliged to make such transfer if:
(aa)

in the case of sub-paragraph (d)(i) or (d)(ii), at the time of such transfer the circumstance giving rise to the requirement for the increase or indemnification (if sub-paragraph (d)(i) applies), or the Borrower’s obligation to prepay any Loan (if sub-paragraph (d)(ii) applies), is continuing; or

(bb)

in the case of sub-paragraph (d)(iii), the transfer is to be made no later than 30 days after the date on which the relevant Non-Consenting Event first arose in respect of that Lender, and such Non-Consenting Event is continuing at the time of such transfer.

(f)

A Lender shall perform the procedures described in paragraph (e)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Borrower when it is satisfied that it has completed those checks.

(g)	In the event that:
(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;
(ii)	the waiver or amendment in question requires the consent of all the Lenders; and
(iii)	the Super Majority Lenders have consented to such waiver or amendment,

then any Lender who does not and continues not to consent to such waiver or amendment shall (and if that Lender has split its Commitments in accordance with clause 32.6 (Split voting), only in respect of the portion of its Commitment in respect of which it does not and continues not to consent or agree to such waiver or amendment) be deemed a “Non-Consenting Lender” and such event shall be a “Non-Consenting Event”.

7.7	Restrictions
(a)

Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.
(c)	The Borrower may not reborrow any part of Facility A which is prepaid.
(d)

Unless a contrary indication appears in this agreement, any part of Facility B which is prepaid may be reborrowed in accordance with the terms of this agreement provided that any part of Facility B which is prepaid may only be reborrowed during the Availability Period for Facility B (excluding the date of such prepayment).

(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this agreement.
(f)	No amount of the Total Commitments cancelled under this agreement may be subsequently reinstated.
(g)	If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
(h)

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of prepayments

Any prepayment of a Loan pursuant to clause 7.4 (Voluntary prepayment of Facility A Loans) or clause 7.5 (Voluntary prepayment of Facility B Loans) shall be applied pro rata to each Lender’s participation in that Loan.

8.	INTEREST
8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and
(b)	LIBOR.
8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3	Default interest
(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on such Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, one (1) per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)

the rate of interest applying to the Unpaid Sum during that first Interest Period shall be one (1) per cent. per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest
(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this agreement.
(b)	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.
9.	INTEREST PERIODS
9.1	Selection of Interest Periods
(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (in the case of a Loan that has already been borrowed) in a Selection Notice.
(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time or such later time as the Agent may agree.

(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be one month.
(d)

Subject to this clause 9, the Borrower may select an Interest Period of one (1), three (3) or six (6) months or any other period agreed between the Borrower, the Agent and all the Lenders in relation to the relevant Loan.

(e)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date.
(f)	An Interest Period of a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.
9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation and division of Loans
(a)	Subject to paragraph (b) below, if two (2) or more Interest Periods:
(i)	relate to Loans under the same Facility;
(ii)	end on the same date,

those Loans shall, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under that Facility on the last day of the Interest Period. The first Interest Period for any Utilisation (other than the first Utilisation) shall end on the same day as the then current Interest Period in relation to the first Utilisation.

(b)

Subject to clause 4.3 (Maximum number of Loans) and clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice that a Loan be divided into two or more Loans under the same Facility, that Loan will, on the last day of its Interest Period, be divided with the amounts specified in that Selection Notice, being an aggregate amount equal to the amount of the Loan immediately before its division.

10.	CHANGES TO THE CALCULATION OF INTEREST
10.1	Unavailability of Screen Rate
(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)

Reference Bank Rate: If no Screen Rate is available for LIBOR for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time for that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of funds:  If paragraph (b) above applies but no Reference Bank Rate is available for the relevant Interest Period there shall be no LIBOR for that Loan and clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate
(a)	Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the

Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon (London time) on the Quotation Day, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
10.3	Market disruption

If before 5 pm in Hong Kong on the Business Day immediately following the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR then clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

10.4	Cost of funds
(a)	If this clause 10.4 applies, the rate of interest on each Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event within five (5) Business Days before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this clause 10.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
10.5	Notification to Company

If clause 10.4 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

10.6	Break Costs
(a)

The Borrower shall, within ten (10) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate to the Borrower confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES
11.1	Commitment fee
(a)	Subject to paragraph (c) below, the Borrower shall pay to the Agent (for the account of each Lender) a commitment fee in US dollars computed and accruing on a daily basis at the rate of 0.20 per cent. per annum on the undrawn and uncancelled amount of each Lender’s Available Commitment under Facility B for the Availability Period applicable to Facility B on each day for the period from and including the day falling on four (4) months after the date of this agreement to and including the last day of the Availability Period, as at close of business on that day (or, if any such day shall not be a Business Day, at such close of business on the immediately preceding Business Day).

(b)	The accrued commitment fee is payable in arrears:
(i)	on the last day of each successive period of three Months which ends during the relevant Availability Period;
(ii)	on the last day of the relevant Availability Period; and
(iii)	if a Lender’s Commitment is reduced to zero before the last day of the relevant Availability Period, on the day on which such reduction to zero becomes effective.
(c)	No commitment fee is payable on any Available Commitment under Facility B of any Lender for any day on which that Lender is a Defaulting Lender.
11.2	Upfront fee

The Borrower shall pay to the Agent (for the account of each Arranger) an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Deduction of fees

Payment of the fees in clause 11.2 (Upfront fee) and/or the first instalment of any fee payable to the Agent under clause 11.3 (Agency fee) may, at the election of the Agent, be made out of the proceeds of the first Loan and the Agent is hereby irrevocably authorised to deduct the amount of such fees and apply the same towards payment of such fees on behalf of the Borrower.

12.	TAX GROSS-UP AND INDEMNITIES
12.1	Tax definitions

In this clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

Unless a contrary indication appears, in this clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)

All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case except in relation to a Tax described in paragraphs (a)(i) to (a)(iii) inclusive of clause 12.3 (Tax Indemnity) the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable by the Borrower to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity
(a)

Without prejudice to clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within ten Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this clause 12.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purpose of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located;

(iii)	a FATCA Deduction required to be made by a Party; or
(iv)	any Finance Party which has actually been compensated by an additional payment under clause 12.2 (Tax gross-up).

(b)	A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.
(c)	A Finance Party shall, on receiving a payment from the Borrower under this clause 12.3, notify the Agent.
12.4	Tax credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and
(b)

within ten (10) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document.

12.6	Indirect tax
(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax.  If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA information
(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days of:

(i)	where the Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this agreement;
(ii)	where the Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender, the relevant Transfer Date;
(iii)	the date a new US Tax Obligor accedes as a borrower; or
(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification.  The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above.

(i)

Without prejudice to any other term of this agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with paragraph (e) above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to the Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Agent, within three (3) Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure.

12.8	FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Borrower, the Agent and the other Finance Parties.

13.	INCREASED COSTS
13.1	Increased costs
(a)

Subject to clause 13.3 (Exceptions) the Borrower shall, within ten (10) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the date of this agreement; or
(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the date of this agreement; or
(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this agreement:
(i)

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this agreement or, if later, the date it became party to this agreement (but excluding any amendment arising out of Basel III);

(ii)	“Basel III” means:
(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated;

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;
(iii)	“CRD IV” means:
(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

(iv)	“Increased Costs” means:
(A)

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(B)	an additional or increased cost; or
(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2	Increased cost claims
(a)

A Finance Party (other than the Agent) intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
(c)	A claim pursuant to clause 13 (Increased costs) must contain reasonable details of the event giving rise to the claim and the basis of computation of the claim.
13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower and that is already compensated for by clause 12.2 (Tax gross-up);
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)

compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3(a) (Tax indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law, regulation or Finance Document; or
(e)

attributable to the implementation or application of or compliance with Basel II or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

14.	MITIGATION BY THE LENDERS
14.1	Mitigation
(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax Gross-up and Indemnities) or clause 13 (Increased Costs), including, in relation to any circumstances which arise following the date of this agreement, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.
14.2	Limitation of liability
(a)

The Borrower shall promptly indemnify each Finance Party, and in any event within ten (10) Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
14.3	Conduct of business by the Finance Parties

No provision of this agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or
(d)

oblige any Finance Party to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any applicable law or regulation or a breach of fiduciary duty or duty of confidentiality.

15.	OTHER INDEMNITIES
15.1	Currency indemnity
(a)

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within ten (10) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
15.2	Other indemnities

The Borrower shall, within ten (10) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;
(b)

any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to the Borrower or with respect to any transactions contemplated or financed under any Finance Document;

(c)

a failure by the Borrower to pay any amount due under a Finance Document on its due date and in the relevant currency, including any cost, loss or liability arising as a result of clause 2425 (Sharing among the Finance Parties);

(d)

funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this agreement (other than by reason of default in the performance of their obligations under the Finance Documents to which such Finance Party is party or negligence by that Finance Party alone);

(e)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.
15.3	Indemnity to the Agent

The Borrower shall promptly (and in any event within ten (10) Business Days of demand) indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;
(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this agreement.
16.	COSTS AND EXPENSES
16.1	Transaction expenses

The Borrower shall, within fifteen (15) Business Days of demand, pay the Administrative Parties the amount of all out-of-pocket costs and expenses (including legal fees subject to any agreed cap but excluding travel expenses) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this agreement and any other documents referred to in this agreement; and
(b)	any other Finance Documents executed after the date of this agreement.
16.2	Amendment costs

If:

(a)	the Borrower requests an amendment, waiver or consent; or
(b)	an amendment is required pursuant to clause 26.10 (Change of currency); or
(c)	any amendment or waiver is contemplated or agreed pursuant to clause 32.5 (Replacement of Screen Rate),

the Borrower shall, within ten (10) Business Days of demand, reimburse the Agent for the amount of all out-of-pocket costs and expenses (including legal fees subject to any agreed cap) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with or implementing that request or requirement or actual or contemplated agreement.

16.3	Enforcement costs

The Borrower shall, within ten (10) Business Days of demand, pay to each Finance Party the amount of all out-of-pocket costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

17.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this clause 17 to each Finance Party on the date of this agreement and the Effective Date.

17.1	Status
(a)	It is a company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.
(b)	It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
(c)	It is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to the Finance Documents.
17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	subject to the Legal Reservations, any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)

any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries’ assets where such conflict has or would reasonably expected to have a Material Adverse Effect.

17.4	Power and authority
(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by the Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing contemplated in the Finance Documents.
17.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;
(b)	subject to the Legal Reservations, to make the Finance Documents admissible in evidence in its jurisdiction of incorporation; and

(c)

for it and its Subsidiaries to carry on their respective business, and which are material where failure to obtain or effect those Authorisations would reasonably be expected to have a Material Adverse Effect, have been obtained or effected and are in full force and effect.

17.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of Hong Kong law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and
(b)	any judgment obtained in Hong Kong in relation to any Finance Document will be recognised and enforced in its jurisdiction of incorporation.
17.7	Deduction of Tax

As at the date of this agreement, it is not required under the law applicable where it is incorporated or resident or at the address specified in this agreement to make any Tax Deduction from any payment it may make under any Finance Document.

17.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except that:

(a)	Cayman Islands stamp duty will be payable on a Finance Document if that Finance Document is executed in, or an original is brought into, or produced before a court of, the Cayman Islands; and
(b)	the filing in respect of the Facilities with NDRC in accordance with the applicable requirements of the NDRC Circular 2044 pursuant to paragraph 3(e) of schedule 2 (Conditions Precedent).
17.9	No default
(a)

So far as it is aware but after making due enquiry, no Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation which has not been notified to the Agent.

(b)

So far as it is aware but after making due enquiry, no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or any of its Material Subsidiaries’) assets are subject to an extent or in a manner which has or would reasonably be expected to have a Material Adverse Effect.

17.10	No misleading information

All written (including by way of electronic mail or other electronic means) information supplied by or on behalf of the Borrower in connection with the Finance Documents was true, complete and accurate in all material respects as at the date it was given or (if any) as at the date it is stated and is not misleading in any material respect.

17.11	Financial statements

(a)

Its financial statements most recently supplied to the Agent (which, at the date of this agreement, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

Its financial statements most recently supplied to the Agent (which, at the date of this agreement, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) the consolidated financial condition and operations for the period to which the financial statements relate, save to the extent expressly disclosed in such financial statements.

(c)	At the date of this agreement, there has been no material adverse change in the business or consolidated financial condition of the Group (taken as a whole) since 31 December 2020.
17.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13	No proceedings pending or threatened

No litigation, arbitration, investigation or administrative proceedings of or before any court, arbitral body or agency which is reasonably likely to be adversely determined and if so determined, would reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened in writing, or are pending, against it or any of its Subsidiaries.

17.14	Authorised signatures

Any person specified as its authorised signatory under schedule 2 (Conditions Precedent) or clause 18.4(d) (Information: miscellaneous) (in each case, to the extent not replaced as notified by the Borrower pursuant to clause 18.4(d) (Information: miscellaneous)) is authorised to sign Utilisation Requests and other notices on its behalf.

17.15	Sanctions, anti-terrorism, anti-money laundering and anti-corruption
(a)

None of the Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or affiliate, of the Borrower or any of its Subsidiaries or, to its knowledge (after having made due inquiries), any agent of, or any person acting on behalf of, any of the foregoing:

(i)	is a Restricted Party; or
(ii)	has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority.
(b)

No member of the Group or any director, officer or employee of any member of the Group or, to its knowledge (after having made due inquiries), any agent of any member of the Group is in violation of any applicable Sanctions.

(c)

No member of the Group or any director, officer or employee of any member of the Group or, to its knowledge (after having made due inquiries), any person acting on behalf of any member of the Group has received, funds or other property from a Restricted Party in violation of any applicable Sanctions or has conducted, any activities or business dealings, directly or indirectly, with or for the benefit of a Restricted Party in violation of any applicable Sanctions.

(d)	None of the Borrower or any other member of the Group has any business operations or other dealings with any Restricted Party or in any Sanctioned Jurisdiction.
(e)

No member of the Group or any director, officer or employee of any member of the Group or, to its knowledge (after having made due inquiries), any person acting on behalf of any member of the Group is engaging or has engaged directly or indirectly, in any transaction or conduct that would reasonably be expected to result in it becoming a Restricted Party, or which evades or avoids any applicable prohibitions or restrictions set forth in any applicable Sanctions.

(f)

No member of the Group or any director, officer or employee of any member of the Group or, to its knowledge (after having made due inquiries), any affiliate, agent or representative of, or any person acting on behalf of any member of the Group:

(i)	has taken any action, directly or indirectly, that would result in a violation by such persons of any Anti-Bribery and Corruption Laws;
(ii)

has directly or indirectly paid, given or offered or promised to pay or give, or authorised the payment or giving of, directly or indirectly, any unlawful payment or improper transfer of value within the meaning of the FCPA or any other Anti-Bribery and Corruption Laws;

(iii)

has directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political office or activity or made any direct or indirect unlawful payment or improper transfer of value to any public official or any company employee from corporate funds; or

(iv)

has been subject to any action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation with regard to any actual or alleged unlawful payment, improper transfer of value or violation in any way of the FCPA or any other Anti-Bribery and Corruption Laws.

(g)

No member of the Group or any director, officer or employee of any member of the Group or, to its knowledge (after having made due inquiries), any person acting on behalf of, any member of the Group is in violation of any Anti-Money Laundering Laws or Anti-Terrorism Laws.

(h)

The Borrower and, to the knowledge of the Borrower (after having made due inquiries), its affiliates have instituted and maintained systems, controls, policies, procedures and other arrangements designed to:

(i)

promote and ensure, and which are reasonably expected to continue to ensure, compliance by the Group with all applicable Sanctions, Anti-Bribery and Corruption Laws, Anti-Money Laundering Laws and Anti-Terrorism Laws; and

(ii)	detect incidences of bribery and corruption.
(i)

No action, suit, proceeding, arbitration, litigation, regulatory or criminal investigation involving the Borrower, any of its Subsidiaries, any of their Affiliates or any of their respective directors, officers, agents or employees, in each case, with respect to any Anti-Money Laundering Laws or Anti-Terrorism Laws is pending or, to its knowledge (upon having made due inquiries), threatened.

(j)

The operations of the Borrower, its Subsidiaries and their Affiliates are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws and Anti-Bribery and Corruption Laws.

17.16	List of Material Subsidiaries

The list of Material Subsidiaries delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent) is true, complete and accurate as at the end of the financial year of the Borrower most recently ended prior to the date of this agreement.

17.17	Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request;
(b)	each Utilisation Date;
(c)	the first day of each Interest Period relating to any Loan.
18.	INFORMATION UNDERTAKINGS

The undertakings in this clause 18 remain in force from the date of this agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within 180 days after the end of each of its financial years (or such other longer period for the release of such financial statements as permitted under the requirements of the listing rules or other regulations as applicable to the Borrower), its audited consolidated financial statements for that financial year; and

(b)

as soon as the same become available, but in any event within 120 days (or such longer period for the release of such financial statements as permitted under the requirements of the listing rules or other regulations as applicable to the Borrower) after the end of each of its Financial Quarters (other than the fourth Financial Quarter of each Financial Year), the unaudited consolidated financial statements of the Borrower for that Financial Quarter, provided that, in the case of any consolidated financial statements of the Borrower to be delivered pursuant to this clause 18.1, such financial statements shall be deemed to be so delivered upon being posted onto any electronic website of (i) the U.S. Securities and Exchange Commission, (ii) NASDAQ, (iii) HKSE and/or (iii) the Borrower that is accessible to the public.

18.2	Compliance Certificate
(a)	The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) of clause 18.1 (Financial statements), a Compliance Certificate:
(i)

(in respect of each of its Financial Year) setting out (in reasonable detail) computations as to compliance with clause 19 (Financial Covenants) as at the date as at which those financial statements were prepared; and

(ii)	confirming that no Default has occurred and is continuing or, if a Default is continuing, specifying the nature of such Default and the steps being taken to remedy such Default.

(b)	Each Compliance Certificate delivered pursuant to paragraph (a) above shall be signed by an authorised signatory of the Borrower.
18.3	Requirements as to financial statements
(a)

Each set of financial statements delivered (or deemed to be delivered) by the Borrower pursuant to paragraph (a) of clause 18.1 (Financial statements) shall be certified by an authorised signatory of the Borrower as giving a true and fair view of the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which those financial statements relate.

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to clause 18.1 (Financial statements) is prepared using GAAP.
(c)

The Borrower shall procure that each set of financial statements delivered (or deemed to be delivered) pursuant to clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and the Borrower or (if any auditors’ report or opinion is required in connection with such change in order to comply with the applicable law, regulation or rule, or any applicable stock exchange requirement) the auditors of the Borrower shall deliver to the Agent:

(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and
(ii)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders:
(A)	to determine whether clause 19 (Financial Covenants) has been complied with; and
(B)	to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.
18.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests):

(a)

all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors (or any class of them) generally at the same time as they are despatched to the extent such documents relate to any event or circumstance in relation to the Borrower or a Material Subsidiary falling within clause 21.5 (Cross default), clause 21.6 (Insolvency); 21.7 (Insolvency proceedings) or clause 21.8 (Creditors’ process);

(b)

promptly upon becoming aware of them, the details of any litigation, investigation, arbitration or administrative proceedings which are current, (or to the best of its knowledge) threatened in writing or pending against the Borrower or any member of the Group, and which, if adversely determined would reasonably be expected to have a Material Adverse Effect;

(c)	promptly:

(i)

such further information regarding the financial condition, business and operations of the Borrower and any Material Subsidiary as any Finance Party (through the Agent) may reasonably request, except to the extent that:

(A)

the provision of such information to the Agent would result in any member of the Group in breach of any applicable law, regulation or rule, any applicable stock exchange requirement or duty of confidentiality, provided that such duty of confidentiality did not arise under any agreement or arrangement that is entered into by a member of the Group solely for the purpose of circumventing any requirement or request under this paragraph (c); or

(B)	such information is (as reasonably determined by the Borrower) of a commercially sensitive nature; or
(ii)

such further information regarding the financial condition, business and operations relating to the Borrower or any Material Subsidiary to the extent that any Finance Party has delivered evidence to the Borrower in form and substance satisfactory to the Borrower (acting reasonably) that such information is required to be disclosed to that Finance Party (or any Affiliate thereof) in order for that Finance Party to comply with any laws and/or regulations (including any rules or requirements of any applicable court or tribunal, securities exchange or supervisory, governmental, quasi-governmental, administrative, regulatory or self-regulatory body or authority) applicable to that Finance Party or any Affiliate thereof;

(d)

promptly, notice of any change in authorised signatories of the Borrower signed by a director, company secretary or an authorised signatory (other than any authorised signatory which has been replaced or is to be replaced pursuant to a notice given by the Borrower under this paragraph (d)) of the Borrower accompanied by specimen signatures of any new authorised signatories of the Borrower;

(e)

promptly upon becoming aware of them, an updated list of Material Subsidiaries if there is any change from the list of Material Subsidiaries delivered to the Agent pursuant to clause 4.1 (Initial conditions precedent) and from time to time; and

(f)	promptly, such information as the Agent may from time to time reasonably require for the performance of its obligations or the exercise of its rights under the Finance Documents.
18.5	Notification of default
(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an authorised signatory of the Borrower on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6	Banking (Exposure Limits) Rules

The Borrower agrees to provide notice in writing immediately if, to the best of its knowledge, it is or becomes in any way related or connected to the Lenders (or their Affiliates) within the meaning of the Banking (Exposure Limits) Rules (Cap. 155S, the Laws of Hong Kong) and regulations in respect thereof in Hong Kong, and in the absence of any such notice, the Lenders will assume that the Borrower is not so related or connected.

18.7	“Know your customer” checks

(a)	If:
(i)

any law or regulation (including, without limitation, any law or regulation in place as at the date of this agreement, or the introduction of, or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this agreement);

(ii)	any change in the status of the Borrower after the date of this agreement; or
(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any proposed assignee or transferee of any Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for itself or, in the case of the event described in paragraph (iii) above, on behalf of any proposed assignee or transferee of any Lender)) in order for the Agent, such Lender or, in the case of paragraph (iii) above, any proposed assignee or transferee of any Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

19.	FINANCIAL COVENANTS

The undertakings in this clause 19 remain in force from the date of this agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment is in force.

19.1	Financial definitions

In this agreement:

“Borrowings” means the aggregate outstanding principal of any indebtedness of the Group (on a consolidated basis) for or in respect of Financial Indebtedness, except:

(a)	any Financial Indebtedness falling within paragraphs (b) and (g) of that definition;
(b)	any Financial Indebtedness falling within paragraph (i) of that definition (to the extent falling under paragraph (a) above),

in each case, without double counting and so that no amount shall be included or excluded more than once.

“Consolidated EBITDA” means the consolidated operating profit of the Borrower:

(a)	excluding any share-based compensation of employees;
(b)	excluding any impairment of goodwill and intangible assets;
(c)	before deducting any amount attributable to amortization of intangible assets and the depreciation of tangible assets; and

(d)	before taking into account any other non-cash or non-recurring items,

in each case, without double counting and so that no amount shall be included or excluded more than once.

“Consolidated Net Worth” means the amount specified on the consolidated balance sheet of the Borrower as “Total shareholders’ equity” less the amount attributed to minority interests specified as “Noncontrolling interests” in the Latest Consolidated Balance Sheet.

“Consolidated Total Debt” means, on any date, the aggregate Borrowings of the Group as at that date.

“Latest Consolidated Balance Sheet” means the latest audited consolidated balance sheet of the Borrower delivered to the Agent pursuant to clause 18.1 (Financial statements) or, until the first such balance sheet is so delivered, means the audited consolidated balance sheet in the Original Financial Statements.

“Leverage” means, in respect of any period, the ratio of Consolidated Total Debt on the last day of that period to Consolidated EBITDA for that period.

“Relevant Periods” means each period of twelve (12) months ending on the last day of each Financial Year (each a “Relevant Period”).

19.2	Financial condition

The Borrower shall ensure that, at all times:

(a)	Leverage in respect of each Relevant Period shall be lower than 3.75:1.00.
(b)	Consolidated Net Worth is not at any time less than RMB 20,000,000,000 (or its equivalent).
19.3	Financial covenant testing

The financial covenants set out in clause 19.2 (Financial condition) shall be calculated and tested annually in respect of each Relevant Period by reference to each of the financial statements delivered under clause 18.1 (Financial statements) and/or the Compliance Certificate relating thereto delivered pursuant to clause 18.2 (Compliance Certificate).

20.	GENERAL UNDERTAKINGS

The undertakings in this clause 20 remain in force from the date of this agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	(in relation to any Authorisation falling within any of paragraphs (c) and (d) only) supply certified copies to the Agent of,

any Authorisation required:

(c)	to enable it to perform its obligations under the Finance Documents; and

(d)	to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document; and
(e)	carry on its business where failure to do so would reasonably be expected to have a Material Adverse Effect.
20.2	Compliance with laws

The Borrower shall, and shall procure that each member of the Group will, comply in all respects with all laws to which it may be subject, if failure to so comply would, or would reasonably be expected to, have a Material Adverse Effect.

20.3	Pari passu ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.4	Negative pledge

In this clause 20.4, “Quasi-Security” means any arrangement or transaction described in paragraph (b) below.

(a)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, create or permit to subsist any Security over any of its assets.
(b)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no Material Subsidiary will:
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any Material Subsidiary;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into or permit to subsist any title retention arrangement;
(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Subject to paragraph (d), paragraphs (a) and (b) above do not apply to:
(i)

any netting or set-off or cash-pooling arrangement entered into by the Borrower or any other Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any member of Group;

(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by the Borrower or any other Material Subsidiary for the purpose of:

(A)	hedging any risk to which it is exposed in its ordinary course of trading; or
(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to any hedging transaction;

(iii)

any lien arising by operation of law and in the ordinary course of trading, provided that any indebtedness which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(iv)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower or any other Material Subsidiary after the date of this agreement if:
(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower or, as the case may be, such Material Subsidiary;
(B)

the maximum principal amount secured by that Security or to which such Quasi-Security relates has not been increased in contemplation of, or since, the acquisition of that asset by the Borrower or, as the case may be, such Material Subsidiary; and

(C)	that Security or Quasi-Security is removed or discharged within 120 days of the date of acquisition of such asset by the Borrower or, as the case may be, such Material Subsidiary;
(v)

any Security or Quasi-Security over or affecting any asset of any Material Subsidiary which becomes a member of Group after the date of this agreement, where that Security or Quasi-Security is created prior to the date on which that person becomes a member of Group, if:

(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of any interest in that Material Subsidiary by any member of Group;
(B)

the maximum principal amount secured by that Security or to which that Quasi-Security relates has not increased in contemplation of or since the acquisition of any interest in that Material Subsidiary by any member of Group; and

(C)	that Security or Quasi-Security is removed or discharged within 120 days of that Material Subsidiary becoming a member of Group;
(vi)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower or any other Material Subsidiary in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Material Subsidiary;

(vii)

any Security or Quasi-Security arising as a result of legal proceedings being contested by any Material Subsidiary in good faith and which is discharged within 30 days of such Security or Quasi-Security first arising;

(viii)

any Security or Quasi-Security arising by operation of law in respect of Taxes being contested by any Material Subsidiary in good faith which is discharged by no later than 30 Business Days after such Security or Quasi-Security first arose;

(ix)	any Security or Quasi-Security granted with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or
(x)	any Security or Quasi-Security securing indebtedness the principal amount of which does not at any time exceed the lower of:
(A)	RMB 10,000,000,000 (or its equivalent in another currency or currencies); and
(B)	15 per cent. of the consolidated total assets of the Borrower at such time.
(d)

The Borrower shall procure that, save with the prior written consent of the Agent (acting on the instructions of the Majority Lenders), no Security or Quasi-Security shall be created by the Borrower or any other member of the Group in respect of, or shall subsist over or affect, any Equity Interest in any Material Subsidiary or any Holding Company of any Material Subsidiary (or any interest in any such Equity Interest).

20.5	Disposals
(a)

The Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)

Paragraph (a) above does not apply to any sale, lease, transfer or other disposal (other than shares in NetEase (Hangzhou) Network Co., Ltd, which shall not be disposed of in any circumstances except to the Borrower or a Material Subsidiary or to a member of the Group which is not itself a Material Subsidiary before such disposal and becomes a Material Subsidiary immediately after such disposal):

(i)	made in the ordinary course of trading of the disposing entity;
(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;
(iii)	of obsolete or redundant vehicles, plant and equipment for cash;
(iv)	made to another member of the Group;
(v)	of any asset which is a financial asset that has been classified in the latest audited consolidated financial statements of the Borrower as being available for sale;
(vi)	of any asset where:
(A)	such asset is being disposed as part of the Group’s business strategy;
(B)	such disposal is for good and valuable consideration; and
(C)	no Default is continuing or would result from such disposal;

(vii)	with prior written consent of the Agent (acting on the instructions of the Majority Lenders); or
(viii)

of any asset in any financial year of the Borrower, where the higher of the market value or consideration receivable in respect of such asset (when aggregated with the higher (in each case) of the market value or consideration receivable in respect of each other asset of the subject of any other sale, lease, transfer or other disposal by any or all of the Borrower and the Material Subsidiaries during such financial year, other than any permitted under paragraphs (i) to 20.5(b)(vii)(b)(vii) above) does not exceed US$300,000,000 (or its equivalent in another currency or currencies).

20.6	Merger
(a)	The Borrower shall not, and the Borrower shall procure that no Material Subsidiary will, enter into any amalgamation, demerger, merger or corporate reconstruction.
(b)	Paragraph (a) above does not apply to any amalgamation, merger or corporate reconstruction entered into by the Borrower or a Material Subsidiary provided that:
(i)	in the case of the Borrower:
(A)	the Borrower is the surviving entity of such amalgamation, merger or corporate reconstruction; and
(B)

such amalgamation, merger or corporate reconstruction is made on a solvent basis and does not and would not be reasonably expected to have a Material Adverse Effect and no Default is continuing or would occur as a result of such amalgamation, merger or corporate reconstruction; and

(ii)

in the case of a Material Subsidiary, it is a liquidation, reorganisation, merger, demerger, amalgamation, consolidation or corporate reconstruction (a “Reorganisation”) on a solvent basis of any Material Subsidiary provided that all payments and assets made, transferred or distributed as a result of such Reorganisation are made, transferred and distributed to one or more Material Subsidiaries (or an entity which will become a Material Subsidiary immediately after such transfer or distribution) and such Reorganisation does not and would not be reasonably expected to have a Material Adverse Effect and no Default is continuing or would occur as a result of such Reorganisation.

20.7	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on by the Group at the date of this agreement, to the extent that such change would reasonably be expected to have a Material Adverse Effect.

20.8	Maintenance of corporate existence and books and records

The Borrower shall, and shall procure that each Material Subsidiary will:

(a)

maintain its corporate existence and registration in the jurisdiction of its incorporation (other than, in the case of any Material Subsidiary, where such Material Subsidiary is not the surviving entity of any amalgamation, merger or corporate reconstruction to the extent permitted under clause 20.6 (Merger));

(b)	keep and maintain proper books and records in accordance with GAAP in all material respects; and

(c)

The Borrower shall permit the Agent or a representative of the Agent while a payment or financial covenant Event of Default is continuing or the Agent reasonably believe that a payment or financial covenant Event of Default is continuing, upon reasonable notice and during regular business hours only and at a time convenient to management, to visit any of its offices (in the presence of a representative of the Borrower) to inspect any of its books and records, provided that all information obtained as a result of such access shall be subject to the confidentiality restrictions set out in this agreement.

20.9	Anti-corruption law
(a)

The Borrower shall not (and the Borrower shall ensure that no member of the Group will) directly or indirectly use any of the proceeds of a Facility (or any part thereof) for any purpose which would breach, or would cause any member of the Group or any Finance Party to be in breach of, any Anti-Bribery and Corruption Laws.

(b)

The Borrower shall (and the Borrower shall ensure that each member of the Group will) comply in all respects, and conduct its businesses in compliance, with all applicable Anti-Bribery and Corruption Laws.

(c)

The Borrower shall institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by member of the Group with all applicable Anti-Bribery and Corruption Laws.

20.10	Sanctions, Anti-Terrorism Laws and Anti-Money Laundering Laws
(a)

The Borrower shall (and the Borrower shall procure that each member of the Group will) comply with, and conduct its business in compliance with, all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws.  Without prejudice to the foregoing, the Borrower shall not, and the Borrower shall procure that no member of the Group will, knowingly (after having made due inquiries) engage in any transaction that violates or would violate, or would cause any member of the Group or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.

(b)

The Borrower shall ensure that none of the funds or assets of any member of the Group that are used to repay the Facilities (or any part thereof) shall constitute property of, or shall be beneficially owned directly or indirectly by, any Restricted Party.

(c)

The Borrower shall not, and the Borrower shall procure that no member of the Group will, fund all or part of any payment under any Finance Document out of proceeds derived from transactions that violates or would violate, or would cause any member of the Group or any Finance Party to be in violation of, any of the applicable prohibitions set forth in any Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws.

(d)

The Borrower shall not, and the Borrower shall procure that no member of the Group will, directly or indirectly, use or allow to be used lend, invest, contribute or otherwise make available, the proceeds of a Facility (or any part thereof) or other transaction(s) contemplated by any Finance Document:

(i)	in favour of or for the benefit of, or for financing any activities of, or funding any trade, business or other activities involving or for the benefit of, any Restricted Party;
(ii)

in any manner or for any purpose which would or might violate, or cause any member of the Group, any Finance Party or any other person participating in a Facility (whether as underwriter, advisor, investor or otherwise) to be in violation of, any applicable Sanctions, Anti-Money Laundering Laws or Anti-Terrorism Laws or Anti-Bribery and Corruption Laws or becoming a Restricted Party; or

(iii)

for business activities relating to any Sanctioned Jurisdiction, including any business activities involving persons or entities named on any Sanctions List in any manner which would violate, or cause any member of the Group or any Finance Party to be in violation of, any applicable Sanctions.

(e)

The Borrower shall continue to institute and maintain systems, controls and other arrangements designed to promote and ensure ongoing compliance by the Group with all applicable Sanctions, Anti-Money Laundering Laws and Anti-Terrorism Laws.

20.11	Taxation

The Borrower shall (and the Borrower shall ensure each Material Subsidiary will) pay or procure payment of all Taxes and lodge all tax filings when due and payable or when required to be lodged (as the case may be), other than any Tax being contested in good faith by appropriate proceedings and where failure to pay or discharge would have or is likely to have a Material Adverse Effect and if the dispute in respect of such Taxes is likely to be adversely determined, adequate reserves have been set aside and such Taxes are paid promptly on final determination or settlement of the contest.

20.12	NDRC Requirements
(a)

Within 10 PRC Business Days (or any other period as required by NDRC from time to time) after each Utilisation Date, the Borrower shall procure the reporting of the relevant information relating to the loan granted under such Utilisation to the NDRC in accordance with the NDRC Circular 2044 (the “Information Reporting”).  If the terms and conditions of the actual debt incurred deviate materially from the information filed with the NDRC, details of deviations shall be specified in the Information Reporting.

(b)

The Borrower shall, promptly upon receipt of confirmation from the NDRC that such Information Reporting has been completed and upon request by the Agent (acting on the instructions of any Lender), notify the Agent that such Information Reporting has been completed.

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in the following sub-clauses of this clause 21 (other than clause 21.14 (Acceleration)) is an Event of Default.

21.1	Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within five (5) Business Days of its due date.
21.2	Financial covenants

Any requirement of clause 19 (Financial Covenants) is not satisfied.

21.3	Other obligations
(a)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in clause 21.1 (Non-payment) and clause 21.2 (Financial covenants)).
(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (A) the Agent giving written notice to the Borrower or (B) the Borrower becoming aware of the failure to comply.

21.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in any or all of the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the underlying circumstances (if capable of remedy) are remedied within 20 Business Days of the earlier to occur of:

(a)	the Agent giving written notice to the Borrower; or
(b)	the Borrower becoming aware of such underlying circumstances.
21.5	Cross default

Any:

(a)	Financial Indebtedness of the Borrower or any Material Subsidiary is not paid when due nor within any originally applicable grace period;
(b)

Financial Indebtedness the Borrower or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

commitment for any Financial Indebtedness of the Borrower or any Material Subsidiary is cancelled or suspended by a creditor of the Borrower or any other Material Subsidiary as a result of an event of default (however described); or

(d)

creditor of the Borrower or any Material Subsidiary becomes entitled to declare any Financial Indebtedness of the Borrower or any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described), provided that (i) paragraphs (a) to (d) above shall not apply to any Financial Indebtedness that is owing to a member of the Group and (ii) no Event of Default will occur under this clause 21.5 if at all times the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all of the Borrower and the Material Subsidiaries) is less than the higher of (x) US$300,000,000 (or its equivalent in any other currency or currencies) and (y) 2.5 per cent. of the Consolidated Net Worth as at such time.

21.6	Insolvency
(a)

The Borrower or a Material Subsidiary is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of the Borrower or any Material Subsidiary.
21.7	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other formal procedure or step is taken or occurs in relation to:
(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, striking-off, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower or any Material Subsidiary (other than a solvent liquidation or reorganisation constituted by any amalgamation, merger or corporate reconstruction entered into by any Material Subsidiary in each case, to the extent permitted under clause 20.6 (Merger));

(ii)

a composition or arrangement with any creditor of the Borrower or any Material Subsidiary, or an assignment for the benefit of creditors generally of the Borrower or any Material Subsidiary or a class of such creditors;

(iii)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any Material Subsidiary or any of its assets (other than any solvent liquidation of any Material Subsidiary constituted by any amalgamation, merger or corporate reconstruction entered into by such Material Subsidiary, in each case, to the extent permitted under clause 20.6 (Merger)); or

(iv)

enforcement of any Security over any assets of the Borrower or any other Material Subsidiary where the aggregate value of any and all of the assets of the Borrower and the Material Subsidiaries that are subject to any or all events and/or circumstances of enforcement of Security is not less than the higher of US$300,000,000 (or its equivalent in any other currency or currencies) and 2.5 per cent. of Consolidated Net Worth at such time, or any analogous procedure or step is taken in any jurisdiction; or

(b)

any proceeding or case is commenced seeking the Borrower’s or any Material Subsidiary’s reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or re-adjustment of the Borrower’s or any Material Subsidiary’s debts under the US Bankruptcy Code or other debtor relief laws of the United States, with consent of the Borrower or any Material Subsidiary (or without the consent of the Borrower or any Material Subsidiary which (A) results in the entry of any order of relief or any order, judgment, decree, adjudication or appointment approving, ordering or giving effecting to the Borrower’s or any Material Subsidiary’s reorganisation, liquidation, dissolution, arrangement or winding-up or the composition or re-adjustment of the Borrower’s or any Material Subsidiary’s debts under the US Bankruptcy Code or other debtor relief laws of the United States or (B) remains undismissed or undischarged for a period of 90 days of commencement).

This clause 21.7 shall not apply to any corporate action, legal proceedings or other procedure or step (brought by any person that is not a member of the Group) in relation to the winding-up, administration or dissolution or any analogous procedure or step in any jurisdiction of the Borrower or any Material Subsidiary which is frivolous or vexatious and is discharged, dismissed or struck out within 90 days of commencement.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of the Borrower or any Material Subsidiary and is not discharged within 20 Business Days, and the aggregate value of any and all of the assets of the Borrower and the Material Subsidiaries that are subject to any or all events and/or circumstances of expropriation, attachment, sequestration, distress and/or execution (and/or any analogous process in any jurisdiction) is not less than the higher of US$300,000,000 (or its equivalent in any other currency or currencies) and 2.5 per cent. of Consolidated Net Worth at such time.

21.9	Unlawfulness and invalidity
(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.
(b)

Subject to the Legal Reservations, any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable and such illegality, invalidity, non-binding nature or unenforceability individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

(c)	Any Finance Document is not or ceases to be in full force and effect.
21.10	Repudiation

The Borrower rescinds or purports to rescind or repudiates or purports to repudiate any Finance Document or evidences an intention to rescind or repudiate any Finance Document.

21.11	Cessation of business

The Borrower suspends or ceases to carry on all or substantially all of its business or of the business of the Group taken as a whole.

21.12	Material adverse change

Any event or circumstance occurs (whether individually or together with other events or circumstances) which has a Material Adverse Effect.

21.13	Delisting or suspension of Borrower’s shares
(a)	The shares in the Borrower cease to be listed on all Recognised Stock Exchanges; or
(b)

the trading of the shares in the Borrower on all Recognised Stock Exchange is suspended for a period of at least 20 consecutive Trading Days (or such longer period as may be agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders)), unless such suspension is solely caused by administrative or technical reasons in the system of the relevant Recognised Stock Exchange.

In this clause 21.13, “Trading Day” means a day (other than a Saturday or Sunday) on which the relevant Recognised Stock Exchange is open for trading.

21.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any or all of the Lenders in any Loans then outstanding:

(i)	cancel the Commitments (and reduce them to zero), whereupon they shall immediately be cancelled (and reduced to zero); or
(ii)

cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly); and/or

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders,

provided that, if an Event of Default under clause 21.7 (Insolvency proceedings) shall occur in respect of the Borrower in a US court of competent jurisdiction, then without notice to the Borrower or any other person or any other act by the Agent or any other person, the Commitments of the Lenders shall be automatically cancelled and reduced to zero, and all of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

22.	CHANGES TO THE PARTIES
22.1	Assignments and transfers by the Lenders

Subject to this clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or
(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

22.2	Conditions of assignment or transfer
(a)

An Existing Lender shall not assign, transfer or enter into a Voting Participation without prior written consent of the Borrower, unless the assignment or transfer or entry into Voting Participation is:

(A)

to another Lender or an Affiliate of any Lender, provided that such Affiliate have been established for at least 6 months prior to the Transfer Date primarily for the purpose of making, purchasing or investing in loans or debt securities; or

(B)	made at a time when an Event of Default is continuing.
(b)

The prior written consent of the Borrower to an assignment or transfer or entry into a Voting Participation must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)	A transfer will be effective only if the procedure set out in clause 22.5 (Procedure for transfer) is complied with.

(d)	An assignment will be effective only if the procedure and conditions set out in clause 22.6 (Procedure for assignment) are complied with.
(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 12 (Tax Gross-up and Indemnities) or clause 13.1(a) (Increased Costs) of this agreement, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses in respect of those circumstances to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)

An Existing Lender may not assign or transfer any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Existing Lender acting through its new Facility Office would be entitled to exercise any rights under clause 7.1 (Illegality) as a result of circumstances existing at the date the assignment or transfer is proposed to occur.

(g)

Unless agreed with a New Lender, an Existing Lender must bear its own fees, costs and expenses in connection with, or resulting from, an assignment or transfer including, without limitation, any legal fees, taxes, notarial and security registration or perfection fees.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$5,000.

22.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of any member of the Group or any Affiliate of any member of the Group;
(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, members of the Group and their related entities in connection with its participation in this agreement and/or the other Finance Documents has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Borrower, members of the Group and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this clause 22; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.
22.5	Procedure for transfer
(a)

Subject to the conditions set out in clause 22.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this agreement, execute that Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to the relevant New Lender(s).

(c)	On the Transfer Date:
(i)	in respect of a transfer which is effected pursuant to paragraph (a):
(A)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(B)

each of the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(C)

the Agent, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(D)	the New Lender shall become a Party as a “Lender”.
22.6	Procedure for assignment
(a)

Subject to the conditions set out in clause 22.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this agreement, execute that Assignment Agreement.

(b)

The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)

the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)

An Existing Lender may utilise procedures other than those set out in this clause 22.6 to assign its rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by that Existing Lender nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 22.2 (Conditions of assignment or transfer).

(e)

The procedure set out in this clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

22.8	Breach of Conditions of Assignment or Transfer

If any Transfer is executed and purported to have effect in breach of the restrictions on transfers set forth in this clause 22 (Changes to the Lenders) that transfer shall be void and deemed not to have occurred, until such time as there has been compliance with the assignment and transfer provisions of this clause22 (Changes to the Lenders).  Any Transfer Certificate may (if required by the Existing Lender) contain an indemnity from the New Lender.

22.9	Existing consents and waivers

Each New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

22.10	Exclusion of Agent’s liability

In relation to any assignment or transfer pursuant to this clause 22, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

22.11	Sub-participation

For the avoidance of doubt, each Lender may, other than a Voting Participation restricted under clause 22.2(a) (Conditions of assignment or transfer), grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person and no consent of the Borrower shall be required in respect of any such sub-participations.

22.12	Assignments and transfers to members of the Group

A Lender may not assign or transfer to any of its rights and/or obligations under any Finance Document to any member of the Group or any Affiliate of any member of the Group any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of all the Lenders.

22.13	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.14	Assignments and transfers by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

23.	ROLE OF THE ADMINISTRATIVE PARTIES
23.1	Appointment of the Agent
(a)	Each of the Arrangers and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)

Each of the Arrangers and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

23.2	Instructions
(a)	The Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion.  The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
(g)

The Agent shall act on the instructions of a Lender provided in connection with any split of its Commitment under clause 32.6 (Split voting) and shall not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with such instructions

23.3	Duties of the Agent
(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)	Without prejudice to clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)

If the Agent receives notice from a Party referring to this agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
23.4	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

23.5	No fiduciary duties
(a)	Nothing in any Finance Document constitutes any Administrative Party as a trustee or fiduciary of any other person.
(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
23.6	Business with the Group

Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

23.7	Rights and discretions of the Agent
(a)	The Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 21.1 (Non-payment)); and
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.
(c)	The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

23.8	Responsibility for documentation

No Administrative Party is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

23.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)	whether any other event specified in any Finance Document has occurred.
23.10	Exclusion of liability
(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this clause 23 subject to clause 1.5 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this agreement shall oblige any Administrative Party to conduct:
(i)	any “know your customer” or other procedures in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.  In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

23.11	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence, in relation to any FATCA-related liability or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 26.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

23.12	Resignation of the Agent
(a)

The Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower. If the Agent is removed by the Majority Lenders, then shall be at the cost of the Lenders.

(b)

Alternatively, the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.  The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.
(f)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of clause 15.3 (Indemnity to the Agent) and this clause 23 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above.  In this event, the Agent shall resign in accordance with paragraph (b) above.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)

the Agent fails to respond to a request under clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

23.13	Confidentiality
(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
(c)

The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

23.14	Relationship with the Lenders
(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of clause 28.2 (Addresses) and clause 28.5(a)(ii) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

23.15	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower, each other member of the Group and their respective Affiliates;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of the information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

23.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
25.	SHARING AMONG THE FINANCE PARTIES
25.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from the Borrower other than in accordance with clause 26 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;
(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 26 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 26.6 (Partial Payments).

25.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with clause 26.6 (Partial Payments) towards the obligations of the Borrower to the Sharing Finance Parties.

25.3	Recovering Finance Party’s rights
(a)

On a distribution by the Agent under clause 25.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.
25.5	Exceptions
(a)

This clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause 25, have a valid and enforceable claim against the Borrower.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.	PAYMENT MECHANICS
26.1	Payments to the Agent
(a)

On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Agent, in each case, specifies.
26.2	Distributions by the Agent
(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 26.3 (Distributions to the Borrower) and clause 26.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to clause 22 (Changes to the Parties) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

26.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with clause 27 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback and pre-funding
(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and
(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower  shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

26.5	Impaired Agent
(a)

If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under any of the Finance Documents to the Agent for the account of any person in accordance with clause 26.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to such person; or
(ii)

(if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to such person) pay that amount (or the applicable part thereof payable to such person) to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making that payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”),

and in each case such payments must be made on the due date for payment under the Finance Documents.  “Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit- enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

(b)

All interest accrued on any amount standing to the credit of that trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements to such amount.

(c)

A Party which has made a payment in accordance with this clause 26.5 shall be discharged of the applicable obligations to make such payment under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of that trust account.

(d)

Promptly upon the appointment of a successor Agent, each Paying Party which has made a payment to a trust account in accordance with this clause 26.5 (other than to the extent that such Paying Party has given an instruction pursuant to paragraph (e) below with respect to such trust account) shall give all requisite instructions to the bank with whom that trust account is held to transfer the amount of such payment (together with any accrued interest thereon) to the successor Agent for distribution in accordance with clause 26.2 (Distributions by the Agent).

(e)

A Paying Party which has made a payment to a trust account (on account of any amount payable by such Paying Party to a Recipient Party) in accordance with this clause 26.5 shall, promptly upon request by that Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above (with respect to such trust account); and
(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom such trust account is held to transfer such amount (so paid into and held in such account) together with any accrued interest thereon to that Recipient Party.

26.6	Partial payments
(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.
(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.
26.7	No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.8	Business Days
(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
26.9	Currency of account
(a)	Subject to paragraphs (b) to (d) below, US dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this agreement, when that interest accrued.
(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(d)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.
26.10	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of any Facility or Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 32 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 26.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
27.	SET-OFF

A Finance Party may, while an Event of Default is continuing, set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.  Each Finance Party shall give notice to the Borrower including reasonable details of any such set-off or conversion promptly after such set-off or conversion.

28.	NOTICES
28.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email, fax or letter.

28.2	Addresses

The email address, address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;
(b)	in the case of each MLAB, that specified in Part 1 (The MLABs) of schedule 1 (The Original Parties) or as notified in writing to the Agent on or prior to the date on which it becomes a Party;
(c)

in the case of each Mandated Lead Arranger, that specified in Part 2 (The Mandated Lead Arrangers) of schedule 1 (The Original Parties) or as notified in writing to the Agent on or prior to the date on which it becomes a Party;

(d)

in the case of each Lead Arranger, that specified in Part 3 (The Lead Arrangers) of schedule 1 (The Original Parties) or as notified in writing to the Agent on or prior to the date on which it becomes a Party;

(e)

in the case of each Lender, that specified in Part 4 (The Original Lenders) of schedule 1 (The Original Parties) or as notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(f)	in the case of the Agent, that identified with its name below,

or any substitute email address, address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

Address for service of communications:

Borrower:	Address:	[**]

	Email:	[**]
	Fax:	[**]
Agent:	Address:	[**]
	Email:	[**]
	Fax:	[**]
	Tel:	[**]
	Attn:	[**]

28.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:
(i)	if by way of fax, only when received in legible form;
(ii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or
(iii)	if by way of email, only when received in legible form by at least one of the relevant email addresses of the person(s) to whom the communication is made,

and, if a particular department or officer is specified as part of its address details provided under clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Agent.
(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 pm in the place of receipt shall be deemed only to become effective on the following day.

28.4	Notification of address and fax number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

28.5	Electronic communication
(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)

Any such electronic communication as specified in paragraph (a) above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5 pm in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 28.5.
28.6	Communication when Agent is an Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed to replace such Impaired Agent.

28.7	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

29.	CALCULATIONS AND CERTIFICATES
29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

30.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents.  No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.	AMENDMENTS AND WAIVERS
32.1	Required consents
(a)

Subject to clause 32.2 (All-Lender matters) and clause 32.3 (Other exceptions), any term of the Finance Documents (other than any Fee Letter) may be amended or waived only in writing and with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 32.
32.2	All-Lender matters

Subject to clause 32.5 (Replacement of screen rate), an amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” or “Super Majority Lenders” in clause 1.1 (Definitions);
(b)	an extension to the date of payment of any amount under the Finance Documents;
(c)	a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;
(d)

an increase in, or any change in the currency of, any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility or Facilities;

(e)	any provision which expressly requires the consent of all the Lenders;
(f)	a change to the Borrower; or

(g)

Clause 2.3 (Finance Parties’ rights and obligations), clause 7.77.8 (Application of prepayments), clause 22 (Changes to the Parties), clause 25 (Sharing among the Finance Parties), this clause 32, clause 39 (Governing Law), or clause 40.1 (Jurisdiction of Hong Kong courts), shall not be made without the prior consent of all the Lenders.

32.3	Other exceptions

An amendment or waiver which relates to the rights or obligations of an Administrative Party (each in their capacity as such) may not be effected without the consent of that Administrative Party, as the case may be.

32.4	Excluded Commitment

If any Lender fails to respond to a request for any consent, waiver, amendment of or in relation to any term of any Finance Document or any instruction or vote relating to any other matter under any Finance Document (other than an amendment, waiver or consent referred to in clause 32.5 (Replacement of Screen Rate) ) in each case in respect of any portion of its Commitment within 20 Business Days of that request being made, then (unless the Borrower and the Agent agree to a longer time period in relation to such request):

(a)

the portion of such Lender’s Commitment in respect of which it failed to respond shall not be included for the purpose of calculating the Total Commitments of the Lenders, or participations of the Lenders in any or all of the Loans when ascertaining whether the consent, instruction or vote of Lenders holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments and/or participations in any or all of the Loans has been obtained to approve that request; and

(b)

its status as a Lender in respect of the portion of its Commitment(s) in respect of which it failed to respond shall be disregarded for the purpose of ascertaining whether the agreement of all of the Lenders or any specified group of Lenders has been obtained to approve that request.

32.5	Replacement of Screen Rate
(a)	Subject to clause 32.3 (Other exceptions), if a Screen Rate Replacement Event has occurred, any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Benchmark; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)	If, as at 1 June 2022, this agreement provides that the rate of interest for a Loan is to be determined by reference to the Screen Rate for LIBOR:
(i)	a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate; and
(ii)

the Agent, (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the use of a Replacement Benchmark in place of that Screen Rate from and including a date no later than 30 June 2023.

(c)

If any Lender fails to respond to a request for an amendment or waiver described in, or for any other vote of Lenders in relation to, paragraphs (a) or (b) above within 15 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made:

(i)

its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
32.6	Split voting
(a)

For the purposes of responding (or failing to respond) to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of the Lenders under the terms of this agreement, a Lender may split its Commitment into any number of portions and may respond (or fail to respond) or otherwise exercise its rights in respect of each such individual portion on a several basis.

(b)	If a Lender exercises its rights under paragraph (a) above in respect of any part of its Commitment, such Lender shall notify the Agent of the portions into which it has split its Commitment.
33.	CONFIDENTIAL INFORMATION
33.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 33.2 (Disclosure of Confidential Information) and clause 33.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurers, insurance brokers, insurance providers, service providers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under clause 23.14(b) (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)

to whom information is required or requested to be disclosed by any court or tribunal of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to clause 22.13 (Security over Lenders’ rights);
(viii)	who is a Party; or
(ix)	with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

33.3	Disclosure to numbering service providers
(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this agreement, the Facilities and/or the Borrower the following information:

(i)	names of the Borrower;
(ii)	country of domicile of the Borrower;
(iii)	place of incorporation of the Borrower;
(iv)	date of this agreement;
(v)	clause 39 (Governing Law);
(vi)	the names of the Agent and the Arrangers;
(vii)	date of each amendment and restatement of this agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);
(ix)	amount of Total Commitments;
(x)	currency of the Facilities;
(xi)	type of the Facilities;
(xii)	Final Repayment Date for the Facilities;
(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and
(xiv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this agreement, the Facilities and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Borrower represents that none of the information set out in paragraphs (a)(i) to (xiv) above is, nor will at any time be, unpublished price-sensitive information.
(d)	The Agent shall notify the Borrower and the other Finance Parties of:
(i)	the name of any numbering service provider appointed by the Agent in respect of this agreement, the Facilities and/or the Borrower; and
(ii)	the number or, as the case may be, numbers assigned to this agreement, the Facilities and/or the Borrower by such numbering service provider.
33.4	Entire agreement

This clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to clause 33.2(b)(v) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 33.
33.7	Continuing obligations

The obligations in this clause 33 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with this agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
34.	CONFIDENTIALITY OF FUNDING RATES
34.1	Confidentiality and disclosure
(a)	The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.
(b)	The Agent may disclose:
(i)	any Funding Rate to the Borrower pursuant to clause 8.4 (Notification of rates of interest); and
(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers  or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.
34.2	Related obligations
(a)

The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)

of the circumstances of any disclosure made pursuant to paragraph 34.1(c)(ii) of clause 34.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this clause 34.
34.3	No Event of Default

No Event of Default will occur under clause 21.3 (Other obligations) by reason only of the Borrower’s failure to comply with this clause 34.

35.	RESTRICTIONS ON DEBT PURCHASE TRANSACTIONS
35.1	Prohibition on Debt Purchase Transactions

The Borrower shall not, and the Borrower shall procure that (except with the prior written consent of the Agent (acting on the instructions of all of the Lenders)) no member of the Group or any Affiliate of any member of the Group shall:

(a)	enter into any Debt Purchase Transaction; or
(b)	be:
(i)	a Lender; or
(ii)	a party to a Debt Purchase Transaction of the type referred to in any of paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.
35.2	Notification to other Lenders of Debt Purchase Transactions

Without prejudice to clause 35.1 (Prohibition on Debt Purchase Transactions) and clause 22.12 (Assignments and transfers to members of the Group), any member of the Group or any Affiliate of any member of the Group which is or becomes a Lender or which enters into a Debt Purchase Transaction as a purchaser, an acquiror or a participant (or similar capacity) shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s), any Loan or any amount(s) outstanding to which that Debt Purchase Transaction relates.  The Agent shall promptly disclose such information to the Lenders.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	U.S.A. PATRIOT ACT

The Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the U.S.A. Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Agent or such Lender to identify the Borrower in accordance with the U.S.A. Patriot Act.

38.	BAIL-IN
38.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
38.2	Bail-In definitions

In this clause 38:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers;.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to the United Kingdom, the UK Bail-In Legislation;

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway;

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers;

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or other affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)

in relation to any UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

39.	GOVERNING LAW

This agreement is governed by the laws of Hong Kong.

40.	ENFORCEMENT
40.1	Jurisdiction of Hong Kong courts
(a)

The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including any dispute regarding the existence, validity or termination of this agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)

This clause 40.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2	Waiver of immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;
(b)	jurisdiction of any court;
(c)	relief by way of injunction or order for specific performance or recovery of property;
(d)	attachment of its assets (whether before or after judgment); and

(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

41.	WAIVER OF JURY TRIAL

Each of the parties to this agreement agrees to waive irrevocably its rights to a jury trial of any claim based upon or arising out of this agreement or any of the documents referred to in this agreement or any transaction contemplated in this agreement.  This waiver is intended to apply to all disputes.  Each Party acknowledges that (a) this waiver is a material inducement to enter into this agreement, (b) it has already relied on this waiver in entering into this agreement and (c) it will continue to rely on this waiver in future dealings.  Each party represents that it has reviewed this waiver with its legal advisers and that it knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers.  In the event of litigation, this agreement may be filed as a written consent to a trial by the court.

IN WITNESS whereof this agreement has been executed on the date first above written.

SCHEDULE 1

The Original Parties

Part 1

The MLABs

Name of MLAB	Notice details
STANDARD CHARTERED BANK (HONG KONG) LIMITED	[**]
THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	[**]
CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED	[**]
BANK OF CHINA (HONG KONG) LIMITED	[**]
BANK OF CHINA LIMITED, SYDNEY BRANCH, incorporated in the People’s Republic of China with limited liability	[**]

Part 2

The Mandated Lead Arrangers

Name of Mandated Lead Arranger	Notice details
DBS BANK LTD., incorporated with limited liability under the laws of Singapore	[**]
INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED	[**]
AGRICULTURAL BANK OF CHINA LIMITED HONG KONG BRANCH, incorporated in the People's Republic of China with limited liability	[**]
HANG SENG BANK LIMITED	[**]
Bank of America, National Association – Hong Kong Branch, a branch of a national banking association organized and existing with limited liability under the laws of the United States of America	[**]
KOREA DEVELOPMENT BANK, incorporated in the Republic of Korea with limited liability	[**]
KDB ASIA LIMITED	[**]
KOREA DEVELOPMENT BANK BEIJING BRANCH, incorporated in the People’s Republic of China	[**]

CRÉDIT INDUSTRIEL ET COMMERCIAL, HONG KONG BRANCH, incorporated in France with limited liability	[**]

Part 3

The Lead Arrangers

Name of Lead Arranger	Notice details
CITIBANK, N.A., HONG KONG BRANCH, organized under the laws of U.S.A. with limited liability	[**]
ING BANK N.V., HONG KONG BRANCH, incorporated in the Netherlands with limited liability	[**]

Part 4

The Original Lenders

	Name of Original Lender	Notice details	Facility A Commitment (US$)	Facility B Commitment (US$)
1.	STANDARD CHARTERED BANK (HONG KONG) LIMITED	[**]	[**]	[**]
2.	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED	[**]	[**]	[**]
3.	AGRICULTURAL BANK OF CHINA LIMITED HONG KONG BRANCH, incorporated in the People's Republic of China with limited liability	[**]	[**]	[**]
4.	BANK OF CHINA LIMITED, SYDNEY BRANCH, incorporated in the People's Republic of China with limited liability	[**]	[**]	[**]
5.	BANK OF CHINA (HONG KONG) LIMITED	[**]	[**]	[**]

	Name of Original Lender	Notice details	Facility A Commitment (US$)	Facility B Commitment (US$)
6.	Bank of America, National Association – Hong Kong Branch, a branch of a national banking association organized and existing with limited liability under the laws of the United States of America	[**]	[**]	[**]
7.	CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED	[**]	[**]	[**]
8.	CRÉDIT INDUSTRIEL ET COMMERCIAL, HONG KONG BRANCH, incorporated in France with limited liability	[**]	[**]	[**]
9.	CITIBANK, N.A., HONG KONG BRANCH, organized under the laws of U.S.A. with limited liability	[**]	[**]	[**]
10.	DBS BANK (HONG KONG) LIMITED	[**]	[**]	[**]

	Name of Original Lender	Notice details	Facility A Commitment (US$)	Facility B Commitment (US$)
11.	HANG SENG BANK LIMITED	[**]	[**]	[**]
12.	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED	[**]	[**]	[**]
13.	ING BANK N.V., HONG KONG BRANCH, incorporated in the Netherlands with limited liability	[**]	[**]	[**]
14.	KDB ASIA LIMITED	[**]	[**]	[**]
15.	KOREA DEVELOPMENT BANK BEIJING BRANCH, incorporated in the People's Republic of China	[**]	[**]	[**]
16.	KOREA DEVELOPMENT BANK, incorporated in the Republic of Korea with limited liability	[**]	[**]	[**]
	Total		US$500,000,000	US$500,000,000

SCHEDULE 2

Conditions Precedent

1.	BORROWER
(a)	A copy of the following constitutional documents of the Borrower:
(i)	Cayman documents:
(A)	Certificate of incorporation and certificate of incorporation on change of name (if any);
(B)	Memorandum and articles of association;
(C)	Register of directors;
(D)	Register of mortgages and charges;
(E)	A recent certificate of incumbency; and
(F)	A recent certificate of good standing.
(ii)	Hong Kong documents:
(A)	Certificate of registration; and
(B)	Current business registration certificate.
(b)	A copy of a resolution of the board of directors of the Borrower:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;
(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
(d)

A certificate from the Borrower (signed by an authorised signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

(e)

A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this agreement.

2.	LEGAL OPINIONS
(a)

A legal opinion in relation to Hong Kong law from Ashurst addressed to the Arrangers, the Agent and the Original Lenders, substantially in the form distributed to the Arrangers prior to signing this agreement.

(b)

A legal opinion as to the laws of the Cayman Islands from Walkers (Hong Kong) addressed to the Arranger, the Agent and the Original Lenders, substantially in the form distributed to the Arrangers prior to signing this agreement.

3.	OTHER DOCUMENTS AND EVIDENCE
(a)	A list of Material Subsidiaries.
(b)	The Original Financial Statements of the Borrower.
(c)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.
(d)

All documentation required in order for each Original Lender (as at the date of this agreement) to comply with applicable “know your client” or “client vetting” procedures and the anti-money laundering regulations of each Original Lender.

(e)

A copy of the certificate issued by NDRC (企业借用外债备案登记证明) evidencing the completion of the filing in respect of the Facilities with NDRC in accordance with the applicable requirements of the NDRC Circular 2044.

SCHEDULE 3

Part I

Utilisation Request

From:NetEase, Inc. 網易股份有限公司 as Borrower

To:Standard Chartered Bank (Hong Kong) Limited as Agent

Dated:

Dear Sirs

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement

dated [●] (the “ Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement shall have the same meaning in this Utilisation Request.
2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:[Facility A]/[Facility B]

Amount:[●] or, if less, the Available Facility

Interest Period:[●]

3.	We confirm that each condition specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.
4.	[The proceeds of this Loan should be credited to [account].]
5.	This Utilisation Request is irrevocable.

Yours faithfully

…………………………………

Authorised signatory for

NetEase, Inc.

網易股份有限公司

Part II

Selection Notice

From:NetEase, Inc. 網易股份有限公司 as Borrower

To:Standard Chartered Bank (Hong Kong) Limited as Agent

Dated:

Dear Sirs

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement

dated [●] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement.  This is a Selection Notice.  Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	[We refer to the following Facility A Loan[s] with an Interest Period ending on [ ].[1]
3.	[We request that the above Facility A Loan[s] be divided into [ ] Facility A Loans with the following Interest Periods:][2]

or

[We request that the next Interest Period for the above Facility A Loan[s] is [     ]].3]4

4.	[We refer to the following Facility B Loan[s] with an Interest Period ending on [ ].[5]
5.	[We request that the above Facility B Loan[s] be divided into [ ] Facility B Loans with the following Interest Periods:][6]

or

[We request that the next Interest Period for the above Facility B Loan[s] is [     ]].7

6.	This Selection Notice is irrevocable.

Yours faithfully

…………………………………

Authorised signatory for

[1]	Insert details of all Facility A Loans which have an Interest Period ending on the same date.
[2]	Use this option if sub-division is not required.
[3]	Use this option if sub-division is not required.
[4]	Facility A Loans only.
[5]	Insert details of all Facility B Loans which (i) have an Interest Period ending on the same date or (ii) the Borrower intends to repay in full in accordance with cl 6.2(c).
[6]	Use this option if sub-division is not required.
[7]	Use this option if sub-division is not required.

NetEase, Inc.

網易股份有限公司

SCHEDULE 4

Form of Transfer Certificate

To:Standard Chartered Bank (Hong Kong) Limited as Agent

From:[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement dated [●] (the “Facility Agreement”)

1.

We refer to clause 22.5 (Procedure for transfer) of the Facilities Agreement.  This is a Transfer Certificate.  Terms used in the Facilities Agreement shall have the same meaning in this Transfer Certificate.

2.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with clause 22.5 (Procedure for transfer), all of the Existing Lender's rights and obligations under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facilities Agreement as specified in the Schedule.

3.	The proposed Transfer Date is [●].
4.	The Facility Office and address, fax number and attention particulars for notices of the New Lender for the purposes of clause 28.2 (Addresses) are set out in the Schedule.
5.	The New Lender expressly acknowledges:
(a)	the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of clause 22.4 (Limitation of responsibility of Existing Lenders); and
(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of clause 22.1 (Assignments and transfers by the Lenders).
7.	The Existing Lender and the New Lender confirm that the New Lender is not an Affiliate of the Borrower.
8.	The Existing Lender and the New Lender both confirm to Agent that the Borrower consent has been obtained by signing this Transfer Certificate
9.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
10.	This Transfer Certificate is governed by the laws of Hong Kong.
11.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Correspondence Bank:

Swift Code:

Account Bank (if app):

Account Bank Swift Code (if app):

Account Name:

Account Number:

Ref:

Attn:]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [●].

Standard Chartered Bank (Hong Kong) Limited By:

Note:

It is the New Lender's responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 5

Form of Assignment Agreement

To:Standard Chartered Bank (Hong Kong) Limited as Agent and NetEase, Inc. 網易股份有限公司 as Borrower

From:[the Existing Lender] (the Existing Lender) and [the New Lender] (the New Lender)

Dated:[insert date]

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement dated [●] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement.  This is an Assignment Agreement.  Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to clause 22.6 (Procedure for assignment) of the Facilities Agreement:
(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (a) above.
3.	The proposed Transfer Date is [●].
4.	On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.
5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 28.2 (Addresses) of the Facilities Agreement are set out in the Schedule.
6.	The New Lender expressly acknowledges:
(a)	the limitations on the Existing Lender's obligations set out in paragraphs (a) and (c) of clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement; and
(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of clause 22.1 (Assignments and transfers by the Lenders).
8.	The Existing Lender and the New Lender confirm that the New Lender is not an Affiliate of the Borrower.

9.	The Existing Lender and the New Lender both confirm to Agent that the Borrower consent has been obtained by signing this Assignment Agreement.
10.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Facilities Agreement, to the Borrower of the assignment referred to in this Assignment Agreement.

11.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.
12.	This Assignment Agreement is governed by the laws of Hong Kong.
13.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Correspondence Bank:

Swift Code:

Account Bank (if app):

Account Bank Swift Code (if app):

Account Name:

Account Number:

Ref:

Attn:]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●]

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

Standard Chartered Bank (Hong Kong) Limited

By:

Note:

It is the New Lender's responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

SCHEDULE 6

Form of Compliance Certificate

To:Standard Chartered Bank (Hong Kong) Limited as Agent

From:NetEase, Inc. 網易股份有限公司 as Borrower

Dated:

Dear Sirs

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement dated [●] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms used in the Facilities Agreement shall have the same meaning in this Compliance Certificate.
2.	We confirm that: [Insert details of covenants to be certified including calculations]
3.

We confirm that the financial statements delivered with this Compliance Certificate gives a true and fair view of the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which those financial statements relate.

4.	[We confirm that no Default is continuing.][8]

Signed:             ………………………………………………………

Authorised signatory

of

NetEase, Inc. 網易股份有限公司

[[insert applicable certification language]

[8]	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7

Timetables

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request))	10 a.m. Hong Kong time, three (3) Business Days prior to the proposed Utilisation Date
Delivery of a Selection Notice (clause 9.1 (Selection of Interest Periods))	Three (3) Business Days prior to the first day of the next Interest Period

Agent determines (in relation to a Utilisation) the amount of the Loan, if required under clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders' participation)

Two (2) Business Days prior to the proposed Utilisation Date
LIBOR is fixed	Quotation Day as at 11 a.m. London time
Reference Bank Rate calculated by reference to available quotations in accordance with clause 10.2 (Calculation of Reference Bank Rate)	Noon London time on the Quotation Day in respect of LIBOR

SCHEDULE 8

Form of Increase Confirmation

To:Standard Chartered Bank (Hong Kong) Limited as Agent

From:[the Increase Lender] (the “Increase Lender”)

Date:[●]

NetEase, Inc. 網易股份有限公司 – US$1,000,000,000 Facilities Agreement (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement.  This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement.  Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to clause 2.2 (Increase) of the Facilities Agreement.
3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [●].
5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.
6.

The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of clause 28.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in clause 2.2(g) (Increase) of the Facilities Agreement.
8.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
9.	This Agreement is governed by the laws of Hong Kong.

Executed as an Agreement.

Borrower

NETEASE, INC.

網易股份有限公司

/s/ YANG Zhaoxuan

By:	YANG Zhaoxuan

Title:	Chief Financial Officer

MANDATED LEAD ARRANGER AND BOOKRUNNER

STANDARD CHARTERED BANK (HONG KONG) LIMITED

l

/s/ Julia Chou

By:	Julia Chou

Title:	Managing Director
Regional Head of Financing Solutions, GCM, GCNA

MANDATED LEAD ARRANGER AND BOOKRUNNER

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

/s/ Jeff Lim

By:	Jeff Lim

Title:	Head of Loans Origination, Hong Kong
Leveraged & Acquisition Finance
Global Banking

MANDATED LEAD ARRANGER AND BOOKRUNNER

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

/s/ Ivan Ma

By:	Ivan Ma

Title:	Senior Vice President
Head of Credit Verification (Corporate Banking)
Risk Management Division

MANDATED LEAD ARRANGER AND BOOKRUNNER

BANK OF CHINA (HONG KONG) LIMITED

/s/ Chan Hoi Man

By:	Chan Hoi Man

Title:	Head of Syndication Execution

/s/ Chin Kai Ngan

By:	Chin Lai Ngan

Title:	Head of Corporate Credit Execution

MANDATED LEAD ARRANGER AND BOOKRUNNER

Signed for Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated 01 MAY 2018 in the presence of:

/s/ Danchen Huang	/s/ Zhibin Xie
Witness Signature	Attorney Signature

Danchen Huang	Zhibin Xie
Print Name	Print Name

MANDATED LEAD ARRANGER

DBS BANK LTD., incorporated with limited liability under the laws of Singapore

/s/ SIMON LEUNG

By:	SIMON LEUNG

Title:	SENIOR VICE PRESIDENT

MANDATED LEAD ARRANGER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

/s/ Carol Cheng

By:	Carol Cheng

Title:	Loan Syndication
Global Capital Financing Department

/s/ Raymond Cheng

By:	Raymond Cheng

Title:	Deputy Head
Corporate Banking Department

MANDATED LEAD ARRANGER

AGRICULTURAL BANK OF CHINA LIMITED HONG KONG BRANCH, incorporated in the People's Republic of China with limited liability

/s/ Patrick Lee

By:	Patrick Lee

Title:	Deputy General Manager
Corporate Banking 2 Dept

/s/ Andy Fung

By:	Andy Fung

Title:	General Manager
Credit Dept

MANDATED LEAD ARRANGER

HANG SENG BANK LIMITED

/s/ HEUNG Hon-wing, Frank

By:	HEUNG Hon-wing, Frank

Title:	Head of Structured Finance,
Commercial Real Estate &
Corporate Advisory

/s/ Lau Ka Sing, Perry

By:	Lau Ka Sing, Perry

Title:	Department Head,
Relationship Management
Corporate Banking

MANDATED LEAD ARRANGER

Bank of America, National Association – Hong Kong Branch

/s/ Sandra Wong

By:	Sandra Wong

Title:	Vice President

MANDATED LEAD ARRANGER

KOREA DEVELOPMENT BANK, incorporated in the Republic of Korea with limited liability

/s/ CHOL WOONG SOO

By:	CHOL WOONG SOO

Title:	Head of Cross-Border Finance Team
International Business Department

MANDATED LEAD ARRANGER

KDB ASIA LIMITED

/s/ SEO IN WON

By:	SEO IN WON

Title:	Deputy CEO

MANDATED LEAD ARRANGER

KOREA DEVELOPMENT BANK BEIJING BRANCH, incorporated in the People's Republic of China

/s/ So Ho Tae

By:	So Ho Tae

Title:	General Manager

MANDATED LEAD ARRANGER

CRÉDIT INDUSTRIEL ET COMMERCIAL, HONG KONG BRANCH, incorporated in France with limited liability

/s/ Aymeric MICHAUD

By:	Aymeric MICHAUD

Title:	Head of Corporates
Structured & Corporate Finance

/s/ William Man

By:	William Man

Title:	Director
Structured & Corporate Finance

LEAD ARRANGER

CITIGROUP GLOBAL MARKETS ASIA LIMITED

/s/ Vincent Yeung

By:	Vincent Yeung

Title:	Director

LEAD ARRANGER

ING BANK N.V., HONG KONG BRANCH, incorporated in the Netherlands with limited liability

/s/ Maggie Kwan

By:	Maggie Kwan

Title:	Head of Corporate Lending, Hong Kong

/s/ James Poon

By:	James Poon

Title:	Head of Corporate Clients & Corporate
Finance, China & Hong Kong

ORIGINAL LENDER

STANDARD CHARTERED BANK (HONG KONG) LIMITED

/s/ Gao Ying

By:	Gao Ying

Title:	Managing Diector
Client Coverage
Corporate, Commercial and
Institutional Banking, Hong Kong

ORIGINAL LENDER

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

/s/ Michelle S Y LEUNG

By:	Michelle S Y LEUNG

Title:	Senior Vice President
Telecoms, Media and Technology
Commercial Banking

/s/ Donald J L HE

By:	Donald J L HE

Title:	Division Head
Telecoms, Media and Techonology
Commercial Banking

ORIGINAL LENDER

AGRICULTURAL BANK OF CHINA LIMITED HONG KONG BRANCH, incorporated in the People's Republic of China with limited liability

/s/ Patrick Lee

By:	Patrick Lee

Title:	Deputy General Manager
Corporate Banking 2 Dept

/s/ Andy Fung

By:	Andy Fung

Title:	General Manager
Credit Dept

ORIGINAL LENDER

Signed for Bank of China Limited, Sydney Branch ABN 29 002 979 955 by its attorney under power of attorney dated 01 MAY 2018 in the presence of:

/s/ Danchen Huang	/s/ Zhibin Xie
Witness Signature	Attorney Signature

Danchen Huang	Zhibin Xie
Print Name	Print Name

ORIGINAL LENDER

BANK OF CHINA (HONG KONG) LIMITED

/s/ Chan Hoi Man

By:	Chan Hoi Man

Title:	Head of Syndication Execution

/s/ Chin Lai Ngan

By:	Chin Lai Ngan

Title:	Head of Corporate Credit Execution

ORIGINAL LENDER

Bank of America, National Association – Hong Kong Branch

/s/ Sandra Wong

By:	Sandra Wong

Title:	Vice President

ORIGINAL LENDER

CHINA CONSTRUCTION BANK (ASIA) CORPORATION LIMITED

/s/ Ivan Ma

By:	Ivan Ma

Title:	Senior Vice President
Head of Credit Verification (Corporate Banking)
Risk Management Division

ORIGINAL LENDER

CRÉDIT INDUSTRIEL ET COMMERCIAL, HONG KONG BRANCH, incorporated in France with limited liability

/s/ Aymeric MICHAUD

By:	Aymeric MICHAUD

Title:	Head of Corporates
Structured & Corporate Finance

/s/ William Man

By:	William Man

Title:	Director
Structured & Corporate Finance

ORIGINAL LENDER

CITIBANK, N.A., HONG KONG BRANCH, organized under the laws of U.S.A. with limited liability

/s/ James Arnold

By:	James Arnold

Title:	Director

ORIGINAL LENDER

DBS BANK (HONG KONG) LIMITED

/s/ Yen Lian CHANG

By:	Yen Lian CHANG

Title:	Senior Vice President

ORIGINAL LENDER

HANG SENG BANK LIMITED

/s/ HEUNG Hon-wing, Frank

By:	HEUNG Hon-wing, Frank

Title:	Head of Structured Finance,
Commercial Real Estate &
Corporate Advisory

/s/ Lau Ka Sing, Perry

By:	Lau Ka Sing, Perry

Title:	Department Head,
Relationship Management,
Corporate Banking

ORIGINAL LENDER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

/s/ Carol Cheng

By:	Carol Cheng

Title:	Loan Syndication
Global Capital Financing Department
/s/ Raymond Cheng

By:	Raymond Cheng

Title:	Deputy Head
Corporate Banking Department

ORIGINAL LENDER

ING BANK N.V., HONG KONG BRANCH, incorporated in the Netherlands with limited liability

/s/ Maggie Kwan

By:	Maggie Kwan

Title:	Head of Corporate Lending, Hong Kong

/s/ James Poon

By:	James Poon

Title:	Head of Corporate Clients & Corporate
Finance, China & Hong Kong

ORIGINAL LENDER

KDB ASIA LIMITED

/s/ SEO IN WON

By:	SEO IN WON

Title:	Deputy CEO

ORIGINAL LENDER

KOREA DEVELOPMENT BANK BEIJING BRANCH, incorporated in the People's Republic of China

/s/ So Ho Tae

By:	So Ho Tae

Title:	General Manager

ORIGINAL LENDER

KOREA DEVELOPMENT BANK, incorporated in the Republic of Korea with limited liability

/s/ CHOI, WOONG SOO

By:	CHOI, WOONG SOO

Title:	Head of Cross-Border Finance Team
International Business Department

AGENT

STANDARD CHARTERED BANK (HONG KONG) LIMITED

/s/ Chung Tin Wan

By:	Chung Tin Wan

Title:	DIRECTOR